The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              Subject to completion, Pricing Supplement dated July 24, 2006

PROSPECTUS Dated January 25, 2006                                                            Pricing Supplement No. 79 to
PROSPECTUS SUPPLEMENT                                                               Registration Statement No. 333-131266
Dated January 25, 2006                                                                            Dated            , 2006
                                                                                                           Rule 424(b)(2)
                                                       $
                                                     Morgan Stanley
                                           GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                      Senior Notes
                             --------------------------------------------------------------
                                   Protected Buy-Write Securities due August 26, 2011
                             Based on the Performance of the 2006-2 Dynamic Reference Index
                                             Protected Buy-Write Securities
                             ---------------------------------------------------------------

The Protected Buy-Write Securities due August 26, 2011 Based on the Performance of the 2006-2 Dynamic Reference Index,
which we refer to as the "securities," will pay at maturity the principal amount of $10 per security plus a supplemental redemption amount, if any, based on the performance of the 2006-2 Dynamic Reference Index, which we refer to as the reference index, as determined at maturity. In no event, however, will the payment at maturity be less than the principal amount of $10. Unlike ordinary debt securities, the securities do not guarantee the regular payment of interest, but will instead pay variable monthly coupon payments, which may be zero, as further described below.

Your payment at maturity and your coupon payments, if any, over the term of the securities are linked to the performance of a dynamic reference index which changes its asset allocation depending on the performance of its component assets over the term of the securities. The reference index tracks the performance of hypothetical investments in two assets and a liability, which we refer to collectively as the index components. The two assets are (i) a hypothetical equity investment in a "buy-write" strategy related to the S&P 500(R) Index, which we refer to as the equity component, and
(ii) a hypothetical debt investment in zero-coupon bonds, which we refer to as the zero-coupon bond component. The liability, which we refer to as the leverage component, represents hypothetical borrowed funds that may, under certain circumstances, be used to leverage the amount of the equity component in the reference index. Initially, the reference index is expected to be allocated 90% to 100% to the equity component, 0% to 10% to the zero-coupon bond component and
0% to the leverage component. The actual initial allocations will be set on the day we price the securities for initial sale to the public and will change based on the performance of the index components throughout the term of the securities as described in this pricing supplement. The level of the reference index and therefore your return on the securities will reflect the deduction of certain adjustments and costs over the term of the securities.

o    The principal amount and issue price of each security is $10.

o    At maturity, you will receive the principal amount of $10 per note plus a supplemental redemption amount, if any, based on the percentage increase, if any, of the value of the reference index above 100, which we refer to as the threshold value. In no event, however, will the payment at maturity be less than the principal amount of $10.

     o    The appreciation, if any, of the reference index above the threshold level is dependent upon the equity component within the reference index. The allocation of hypothetical funds to the equity component may increase to as high as 150% of the reference index, but may also, in certain circumstances, be irreversibly reduced to zero.

o    Coupon payments, if any, will be paid monthly beginning September 20, 2006. The amount of the coupon payments on the securities will vary and may be zero, depending on (i) the hypothetical monthly income related to the equity component in any month, (ii) the allocation to the equity component, if any, represented in the reference index during such month and (iii) the value of the reference index.

     o    The hypothetical monthly income related to the equity component in any month will be calculated based on the value of (i) any cash dividends in respect of the stocks included in the S&P 500 Index and (ii) the premiums from the sale of hypothetical call options on the S&P 500 Index used in the "buy-write" strategy.

     o    The annual target yield on the equity component is 10%. However, there is no guarantee that the actual yield on the equity component will equal the annual target yield. Furthermore, the actual yield on the equity component will only be reflected in the coupon payment to the extent that the reference index is allocated to the equity component. The annual target yield is not an indication or a guarantee of your return on the securities or of the monthly coupon payments, if any, that you will receive on the securities.

     o    The securities will not pay any coupon during a month, if the hypothetical monthly income is required to be hypothetically reinvested in the equity component in order to help prevent the allocation to the equity component within the reference index from being reduced to zero. Furthermore, the securities will not pay a coupon for the remainder of their term, if at any time the allocation to the equity component is reduced to zero.

o    The securities may not be redeemed, in whole or in part, prior to maturity.

o    The securities will not be listed on any securities exchange.

o    The CUSIP number for the securities is 61747S850.

You should read the more detailed description of the securities in this pricing supplement.  In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Securities."

The securities involve risks not associated with an investment in conventional debt securities.  See "Risk Factors" beginning on
PS-11.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

                                                 ----------------------
                                                 PRICE $10 PER SECURITY
                                                 ----------------------

                                                                     Price to             Agent's            Proceeds to
                                                                      Public           Commissions(1)          Company
                                                                     --------          --------------        -----------
Per security......................................................      $                    $                    $
Total.............................................................      $                    $                    $

(1)  If you continue to hold your securities, we will pay the brokerage firm through which you hold your securities additional commissions on an annual basis. For additional information, see "Supplemental Information Concerning
     Plan of Distribution" in this pricing supplement.

                                                            MORGAN STANLEY

========================================================================================================================

     For a description of certain restrictions on offers, sales and deliveries of the securities and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the securities, see the section of this pricing supplement called "Description of Securities-Supplemental Information Concerning Plan of
Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The securities have not been and will not be registered with the Comissao de Calores Mobiliarios (The Brazilian
Securities Commission). The securities may not be offered or sold in the Federative Republic of Brazil ("Brazil") except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

     The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be
offered or sold publicly in Chile. No offer, sales or deliveries of the securities or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     No action has been taken to permit an offering of the securities to the public in Hong Kong as the securities have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the securities, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than
(i) with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and
any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

     The securities have not been registered with the National Registry of Securities maintained by the Mexican National
Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     The Agent and each dealer represent and agree that they will not offer or sell the securities nor make the securities the subject of an invitation for subscription or purchase, nor will they circulate or distribute the
Information Memorandum or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to persons in Singapore other than:

          (a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of
     Singapore (the "SFA"));

          (b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

          (c) a person who acquires the securities for an aggregate consideration of not less than Singapore dollars Two
     Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

          (d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the
     SFA.

                                                          PS-2
========================================================================================================================

                                                     SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the securities we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The securities offered are medium-term notes of Morgan Stanley. The return on the securities is linked to the performance of a dynamic reference index which tracks hypothetical investments in two assets and a liability, which we collectively refer to as the index components. These securities combine features of debt and equity by offering at maturity 100% principal protection of the issue price with the opportunity to participate in the upside potential of the reference index and income calculated by reference to a hypothetical "buy-write" strategy related to the S&P 500 Index represented by the equity component.

     "Standard &Poor's(R)," "S&P(R)," "S&P 500(R)" and "S&P 500(R) Index" are trademarks of Standard & Poor's
Corporation and have been licensed for use by Morgan Stanley.

Each security costs $10          We, Morgan Stanley, are offering you Protected Buy-Write Securities due August 26,
                                 2011, Based on the Performance of the 2006-2 Dynamic Reference Index, which we refer to as the securities.  The principal amount and issue price of each security is $10.

                                 The original issue price of the securities includes the agent's commissions paid with respect to the securities.  We expect that the secondary market prices of the securities will be adversely affected by the fact that the issue price of the securities includes the agent's commissions.  See "Risk Factors--The inclusion of commissions in the original issue price is likely to adversely affect secondary market prices" and "Description of Securities--Use of Proceeds and Hedging."

The reference index              The reference index is a dynamic composite index that will track the performance of hypothetical investments in two assets, the equity component and the zero-coupon bond component, and in one liability, the leverage component, which we collectively refer to as the index components.  The equity component is a hypothetical equity investment in a "buy-write" strategy related to the S&P 500 Index.  The zero-coupon bond component is a hypothetical debt investment in zero-coupon bonds.  The liability, which we refer to as the leverage component, represents hypothetical borrowed funds that may, under certain circumstances, be used to leverage the allocation to the equity component in the reference index.

                                 Initially, the reference index is expected to be allocated 90% to 100% to the equity component, 0% to 10% to the zero-coupon bond component and 0% to the leverage component.  The actual initial allocations will be set on the day we price the securities for initial sale to the public, which we refer to as the pricing date, based on the targeted equity exposure on the pricing date.  These allocations will be adjusted over the term of the securities depending on the performance of the asset components as described in this pricing supplement.  For an explanation of how the calculation agent determines the targeted equity exposure and makes allocation adjustments, see "Allocations among the index components" below.

Payment at maturity              At maturity, if the reference index final value is greater than the threshold value, you will receive the principal amount of $10 plus a supplemental redemption amount based on the performance of the reference index.

                                                          PS-3
========================================================================================================================

                                 The threshold value of the reference index will be 100.  However, because the initial value of the reference index will be set at 97 on the pricing date, we will pay you a supplemental redemption amount only if the reference index final value is at least 3.1% greater than the initial value of the reference index.  The reference index final value will be determined by the calculation agent and will equal the level of the reference index on August 19, 2011, which we refer to as the determination date.

                                                              100% Principal Protection

                                 At maturity, we will pay you at least $10 plus the supplemental redemption amount, if any.
                                                          The Supplemental Redemption Amount
                                                            Linked to the Reference Index

                                 The supplemental redemption amount will be equal to (i) $10 times (ii) the percentage, if any, by which the reference index final value exceeds the threshold value.  If the reference index final value is greater than the threshold value, the supplemental redemption amount will be calculated as follows:

                                                                    (reference index final value - threshold  value)
                           supplemental redemption    =     $10  x  ------------------------------------------------
                             amount                                                 threshold value

                                 where,

                                  threshold value           =     100

                                  reference index final     =     the reference index closing value, as described
                                    value                         below under "--The value of the reference index,"
                                                                  on the determination date, as calculated by the
                                                                  calculation agent

                                 If the reference index final value is less than or equal to the threshold value, the supplemental redemption amount will be zero.  In that case, you will receive at maturity only the principal amount of $10 for each security that you hold and will not receive any supplemental redemption amount.  You should review the examples of hypothetical payments on the securities in Annex A--"Hypothetical Payments at
                                 Maturity" and see also "Risk Factors--Reference index allocation procedures may adversely impact the supplemental redemption amount."

                                 You can review hypothetical historical values of the reference index, as well as the historical levels of the S&P 500 Index, in the section of this pricing supplement called "Description of Securities--Additional Information--Hypothetical
                                 Historical Data on the Reference Index" and "--Historical Information on the S&P 500
                                 Index."

                                 Investing in the securities is not equivalent to investing in the index components, the S&P 500 Index or its component stocks.

The value of the reference       The initial value of the reference index will be 97, which we expect to be
index                            allocated initially 90% to 100% to the equity component, 0% to 10% to the zero-coupon bond component and 0% to the leverage component.  During the term of the securities, the value of the reference index on any day will equal the sum of
                                 (i) the value of the equity component times the number of units of equity component then included in

                                                          PS-4

=========================================================================================================================

                                 the allocation to the equity component, plus (ii) the value of the zero-coupon bond component times the number of units of zero-coupon bond component then included in the allocation to the zero-coupon bond component, minus (iii) the value of the leverage component, if any, and, minus (iv) one day's pro rata portion of the reference index adjustment factor of 1.25% per annum, if the reference index then includes any allocation to the equity component. See "Description of Securities-Reference Index."
                                 For a further explanation of the "units" included in the index component allocations, see "Description of Securities-Determination of the Reference Index Value."

The index components             Equity component.  The equity component reflects the value over time of a hypothetical investment in the S&P 500 Index using a "buy-write" strategy, in which
                                 (i) an investment in the S&P 500 Index is purchased and (ii) call options on the
                                 S&P 500 Index are sold on a monthly basis for a one-month term.  We track the value of the equity component based on an initial hypothetical investment of $100 made on
                                 June 23, 2006.  We refer to this hypothetical $100 investment as one "unit" of the equity component when we calculate the reference index closing value.  A
                                 "buy-write" strategy provides income from option premiums (the amount received upon the sale of an option), but limits participation in any appreciation of the S&P 500
                                 Index.  The sales of the hypothetical call options on the S&P 500 Index contribute to the hypothetical monthly income on which the monthly coupon of the securities is based, but the sale of these hypothetical call options limits the participation of the equity component and, therefore, of the reference index in any monthly increases in the S&P 500 Index beyond the option's exercise price.

                                 During the term of the securities, the value of the equity component will change based primarily on the performance of the S&P 500 Index, subject, in the case of any increases, to monthly limits resulting from the "buy-write" strategy.  Any monthly coupon payments on the securities will be calculated based on the equity component of the reference index, as more fully described below.  Coupon payments will not be paid if the allocation to the equity component within the reference index has been reduced to zero or, in certain circumstances, if making a coupon payment would reduce the allocation to the equity component below certain threshold levels, as described in "Description of Securities--The Reference Index."

                                 Zero-coupon bond component.  During the term of the securities, the value of the zero-coupon bond component on any day will reflect the value of a hypothetical $100 face value zero-coupon bond maturing on the scheduled determination date of the securities with a yield equal to the applicable zero-coupon yield based on prevailing USD swap rates.  We refer to the hypothetical $100 face value investment as one "unit" of the zero-coupon bond component when we calculate the reference index closing value.  "USD swap rates" at any time on any day means the per annum fixed rate that would be payable at that time in order to receive 3 month LIBOR
                                 (reset quarterly) for a specified term, as provided by Bloomberg Financial Markets or, if Bloomberg is not available, by another recognized source selected by the calculation agent on that date.  See "Description of Securities--The Reference
                                 Index."

                                 Leverage component.  Unlike the equity component and zero-coupon bond component, each of which represents hypothetical assets in the reference index, the leverage component represents a hypothetical liability in the reference index.  The leverage component will track the value of each $1 of hypothetical borrowings used to increase the percentage of the reference index deemed to be allocated to the equity

                                                          PS-5

=========================================================================================================================

                                 component above 100%, which will only occur after the percentage of the reference index deemed to be allocated to the zero-coupon bond component has been reduced to zero.  Whenever the exposure to the equity component is increased through the use of the leverage component, the amount of the leverage component will be increased daily by an amount equal to a daily leverage charge, which is equivalent to a daily interest charge on the leverage component, as increased by any previous daily leverage charge amounts, at the federal funds rate plus a spread of 0.75% per annum.  The daily leverage charge and the resulting increase in the leverage component will reduce the overall level of the reference index, which may adversely affect your payment at maturity.  See "Description of Securities--The Reference
                                 Index."

Allocations among the index      The allocations of hypothetical funds to the index components will be adjusted
components                       throughout the term of the securities upon each occurrence of a reallocation determination event, an underlying index reallocation event or a defeasance event based on specified reference index reallocation procedures.  Each of these events is described in the following paragraphs of this summary and, in more detail in
                                 "Description of Securities--Reference Index--Reallocation of the Index Components."
                                 The reference index reallocation procedures are designed to maximize the reference index's exposure to the equity component to the extent that such equity component exposure is consistent with the objective of achieving a value of the reference index of at least 100 on the scheduled determination date.

                                 The reference index reallocation procedures provide that a "reallocation determination event" will have occurred if the calculation agent determines that the difference between the closing value of the reference index and the "bond floor" as a percentage of the value of the allocation to the equity component, which we refer to as the "gap ratio," is outside a range of 15% to 25%, which we refer to as the "target gap risk range."

                                 The "bond floor" is equal to the value of a hypothetical $100 face value zero coupon bond maturing on the scheduled determination date, with a yield equal to the applicable zero-coupon yield based on prevailing USD swap rates, as defined above.
                                 The bond floor is compared to the reference index value in order to determine whether more or less hypothetical funds may be invested in the equity component in a manner that is consistent with the goal of assuring that the value of the reference index will be at or above 100 at maturity.

                                 If the "gap ratio" is below the target gap risk range, indicating that the exposure to the equity component is outside the preferred risk tolerance of the reference index, the index reallocation procedures require a reduction of the allocation to the equity component down to the targeted equity exposure (as defined below).  If the "gap ratio" is above the target gap risk range, indicating a suboptimal exposure to the equity component, the index reallocation procedures require an increase of the allocation to the equity component up to the targeted equity exposure.

                                 The targeted equity exposure at any time is based on a multiple of 5 times a
                                 "buffer."  The buffer represents the percentage by which the reference index exceeds the bond floor on any day.

                                 targeted equity exposure  =  5  x  buffer,

                                 provided that the targeted equity exposure will not exceed 150% of the reference index

                                                          PS-6

=========================================================================================================================

                                      where,

                                        buffer       =    (closing value of reference index - bond floor)
                                                          -----------------------------------------------
                                                                 closing value of reference index

                                        bond floor   =    the value of a hypothetical $100 face value zero
                                                          coupon bond, determined as described above

                                 Pursuant to the reference index reallocation procedures, the allocation of hypothetical funds to the zero-coupon bond component may increase over the term of the securities, generally under circumstances when the value of the equity component decreases or interest rates fall.  A fall in interest rates will cause the bond floor to rise, in which case, assuming no change in the value of the equity component, it would be more likely that hypothetical funds would be allocated out of the equity component and into the zero-coupon bond component.  See
                                 "Description of Securities--Reference Index--Determination of Index Component
                                 Allocations" and "Annex B--Hypothetical Reallocations of the Index Components."

                                 On each index business day, the calculation agent will test whether a reallocation determination event has occurred based on the values of the index components at the close of business on the preceding index business day.  Generally, any required hypothetical reallocation of funds will be effected by the calculation agent on the day of such determination, based on the values of the index components at the close of business on such determination day.

                                 Notwithstanding any preceding reallocation determination event or any pending reallocation, if at any time during any index business day the level of the S&P 500
                                 Index has declined from its closing level on the previous index business day by 10%
                                 or more, which we refer to as an underlying index reallocation event, a reallocation will be effected by the calculation agent as soon as reasonably practicable.

                                 In addition, if in testing whether a reallocation determination event has occurred or following an underlying index reallocation event, the calculation agent determines that the buffer has fallen to below 1%, which we refer to as a defeasance event, all of the hypothetical funds will be allocated to the zero-coupon bond component for the remaining term of the securities.  If hypothetical funds are completely allocated out of the equity component and into the zero-coupon bond component, your opportunity to receive coupon payments on the securities will end and your payment at maturity per security will be limited to the $10 principal amount plus a small supplemental amount, if any.

Potential variable coupon        The monthly coupon on the securities will vary and may be zero.  We will pay coupon
payments calculated by           payments, if any, in cash each month.  The amount of the coupon payments, if any,
reference to the equity          will depend on (i) the hypothetical monthly income related to the performance of
component                        the equity component in any month, (ii) the allocation to the equity component, if any, represented in the reference index during such month and (iii) the value of the reference index.

                                 The hypothetical monthly income related to the equity component in any month will be based on the value of (i) any cash dividends in respect of the stocks included in the S&P 500 Index for which the ex-dividend dates fall within the relevant monthly coupon payment period and (ii) the premiums from the sale of hypothetical call options on the S&P 500 Index used in the "buy-write" strategy for that monthly coupon payment period.

                                                          PS-7

=========================================================================================================================

                                 However, if the calculation agent determines that the level of the reference index excluding the hypothetical monthly income is less than 105% of the bond floor at the close of business on the applicable monthly income determination date (other than the final monthly income determination date), no coupon payment will be made and the hypothetical monthly income for such period will instead be deemed reinvested in the equity component in order to help prevent the allocation to the equity component within the reference index from being reduced to zero.  See
                                 "Description of Securities-Monthly Coupon Payments" in this pricing supplement.

Costs associated with your       The level of the reference index and therefore your return on the securities will
investment in the securities     reflect the deduction of the following costs over the term of the securities:

                                 An implicit sales charge is paid to us upon the purchase of the securities because the initial value of the reference index was set to 97, while the threshold value is equal to 100.  For you to receive a supplemental redemption amount on the maturity date, the reference index final value must exceed 100 on the determination date.  Therefore, the level of the reference index must increase by at least 3.1%
                                 for you to receive an amount in excess of the $10 principal amount of the securities.

                                 If any hypothetical funds are allocated to the equity component, a "reference index adjustment factor" will reduce the level of the reference index as a whole by 1.25%
                                 per year, applied daily on the basis of a 365-day year to the benefit of the calculation agent from the day immediately following the pricing date through the determination date.  The reference index adjustment factor will be calculated and subtracted from the equity component and zero-coupon bond component on a pro rata basis at the end of each day after effecting any reallocation on that day.  If at any time the allocation of the index to the equity component is zero, the reference index adjustment factor will not apply.

                                 In addition, if any hypothetical funds are allocated to the equity component, an
                                 "equity component adjustment factor" will reduce the value of the equity component by 1% per year, applied daily on the basis of a 365-day year to the benefit of the calculation agent from the day immediately following the pricing date through the determination date.  If at any time the allocation of the index to the equity component is zero, the equity component adjustment factor will not apply.  The aggregate reductions in any monthly coupon payment period will not exceed the amount of hypothetical monthly income that accrues in that monthly coupon payment period.

                                 A "daily leverage charge" will apply if the hypothetical investment in the equity component is leveraged through the use of hypothetical borrowed funds.  The daily leverage charge will increase the amount of leverage daily by the interest expense deemed to have been incurred on those funds, which will equal the amount of the leverage component outstanding on the applicable day multiplied by the federal funds rate on that day plus 0.75%, divided by 360.  This deemed expense will reduce the level of the reference index on each day that the reference index includes a leverage component.

                                 The reallocation of hypothetical funds in the reference index is effected by hypothetical sales and purchases of the equity component and/or the zero-coupon bond component, sometimes supplemented by hypothetical borrowings represented by the leverage component.  In calculating the proceeds from hypothetical sales of

                                                          PS-8

=========================================================================================================================

                                 the index components, the calculation agent will use prices on the lower side of the applicable bid/ offer spread, while in calculating the amount of additional index components hypothetically purchased in any such reallocation, the calculation agent will use prices on the higher side of the applicable bid/offer spread. Consequently, you will bear the cost of the bid/offer spread in those hypothetical purchase and sale transactions, which will be reflected in corresponding reductions in the value of the reference index.

You may revoke your offer to     We are using this pricing supplement to solicit from you an offer to purchase the
purchase the securities prior    securities.  You may revoke your offer to purchase the securities at any time prior
to our acceptance                to the time at which we accept such offer by notifying your broker.  We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance.  In the event of any material changes to the terms of the securities, we will notify you.

MS & Co. will be the             We have appointed our affiliate, Morgan Stanley & Co. Incorporated, which we refer
calculation agent                to as MS & Co., to act as calculation agent for us with respect to the securities.
                                 As calculation agent, MS & Co. will determine the supplemental redemption amount, if any, you will receive at maturity, the reference index closing value, the S&P
                                 500 Index closing value, the closing value of the equity component and zero-coupon bond component, the amount of the leverage component, the reference index adjustment factor, the equity component adjustment factor, the daily leverage charge, the coupon payments, if any, and the related determinations of the dividends on the S&P 500 Index, the hypothetical call option premiums and the current option values.

The securities will be treated   The securities will be treated as "contingent payment debt instruments" for U.S.
as contingent payment debt       federal income tax purposes, as described in the section of this pricing supplement
instruments for U.S. federal     called "Description of Securities - United States Federal Income Taxation."  Under
income tax purposes              this treatment, if you are a U.S. taxable investor, you will be required to include in income original issue discount based on the comparable yield (as set forth in this pricing supplement) of the securities, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities.  Any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the securities generally will be treated as ordinary income.  Please read the section of this pricing supplement called "Description of Securities - United States Federal Income Taxation" and,
                                 specifically, the sections called "United States Federal Taxation--Tax
                                 Consequences to U.S. Holders - Notes--Notes Linked to Commodity Prices, Single
                                 Securities, Baskets of Securities or Indices" and "United States Federal Taxation -
                                 Tax Consequences to U.S. Holders--Backup Withholding and Information Reporting" in
                                 the accompanying prospectus supplement.

                                 If you are a non-U.S. investor, please read the section of this pricing supplement called "Description of Securities--United States Federal Income Taxation -
                                 Non-U.S. Holders."

                                 You are urged to consult your own tax advisors regarding all aspects of the U.S.
                                 federal tax consequences of investing in the securities as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                          PS-9

=========================================================================================================================

Where you can find more          The securities are senior notes issued as part of our Series F medium-term note
information on the securities    program.  You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated January 25, 2006 and the prospectus dated January 25, 2006.  We describe the basic features of this type of note in the section of the prospectus supplement called "Description of Securities"
                                 and the section of the prospectus called "Description of Securities."

                                 Because this is a summary, it does not contain all the information that may be important to you.  For a detailed description of the terms of the securities, you should read the "Description of Securities" section in this pricing supplement.
                                 You should also read about some of the risks involved in investing in securities in the section called "Risk Factors."  The tax treatment of investments in index-linked notes such as these differs from that of investments in ordinary debt securities.  See the section of this pricing supplement called "Description of
                                 Securities--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the securities.

How to obtain information        You may contact your broker or your local Morgan Stanley branch office to obtain
about the reference index        information about the current value of the reference index , the current allocation of the index components in the reference index and the amount of the most recently determined monthly coupon payment.

                                                         PS-10

=========================================================================================================================

                                                             RISK FACTORS

     The securities are unsecured debt of Morgan Stanley and investing in the securities is not equivalent to investing directly in the reference index or any of the index components. Although the calculation of the payment to you at maturity and the coupon payments, if any, on the securities are linked to the performance of the reference index and the equity component, Morgan Stanley is not required to make any investment in the reference index or any of the index components. The performance of the reference index and of each index component is based solely on hypothetical investments and borrowings. This section describes the most significant risks relating to the securities. You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.

The securities may not pay       If the reference index final value is less than or equal to the threshold value,
more than the principal amount   the supplemental redemption amount will be zero and you will receive only the
at maturity                      principal amount of $10 for each security you hold at maturity.  The return of only the principal amount at maturity, and the variable coupons, if any, over the term of the securities may be less than the amount that would be paid on an ordinary debt security and may not compensate you for the effects of inflation and other factors relating to the value of money over time.

Unlike ordinary debt             Unlike the regular interest payments on ordinary debt securities, the monthly
securities, the securities do    coupon payments on the securities will vary depending on (i) the hypothetical
not guarantee the regular        monthly income related to the equity component in the reference index during any
payment of interest              month, (ii) the allocation to the equity component, if any, represented in the reference index during that month and (iii) the value of the reference index.
                                 During any month (except the last month before the maturity date), it is possible that the coupon may be set to zero, if the hypothetical income is required to be invested in the equity component to prevent the allocation to the equity component in the reference index from going to zero.  Furthermore, if the allocation to the equity component in the reference index goes to zero, the securities will not pay a coupon for the remainder of their term.

Over time less than the          The formula that determines the index component allocations is designed so that the
initial 90% to 100%, and         value of the reference index should equal at least 100 on the determination date,
possibly none, of the            including upon the occurrence of a defeasance event, as described in this pricing
reference index may be           supplement.  Certain economic or market factors, such as low interest rates or
allocated to the equity          declines or insufficient gains in the value of the equity component, will cause the
component                        allocation to the zero-coupon bond component to increase.  Any allocation of the reference index to the zero-coupon bond component will reduce the allocation to the equity component and therefore the extent to which the reference index will participate in the performance of the equity component.  The appreciation, if any, of the reference index above the threshold level is dependent upon the equity component within the reference index.  In other words, it is possible that the value of the equity component may increase during the term of the securities, but that the level of the reference index, and consequently the amount of the supplemental redemption amount, may reflect little, if any, of that increase.

Reference index reallocation     Investing in the securities is not the same as a direct investment in any of the
procedures may adversely         index components, because the reference index changes its allocation among the
impact the supplemental          index components whenever a reallocation determination event occurs.  The timing of
redemption amount                the reallocations among the index components can adversely affect the level of the reference index on the determination date, which will in turn adversely affect the supplemental redemption amount.  For example, if the allocation to the equity component is reduced to zero early in the term of the securities, that allocation will remain at zero for the remaining term of the securities, you will not receive any coupon payments for the remaining term of the securities and your payment on the maturity date will be limited to the $10 principal amount per security, and a small

                                                         PS-11

=========================================================================================================================

                                 supplemental redemption amount, if any. As shown in the tables and graphs provided under "Description of Securities--Additional terms of the Securities--Hypothetical
                                 Historical Data on the Reference Index," a hypothetical investment in the securities during the illustrative five-year periods beginning on January 1 in each year from 1996 to 2001 would have resulted in supplemental redemption amounts in a range from $0.09 to
                                 $0.37 per security. See "Description of Securities--Additional terms of the
                                 Securities-Hypothetical Historical Data on the Reference Index."

                                 In addition, changes in the asset allocation of the reference index are effected through hypothetical purchases and sales of the equity component and zero-coupon bond component in such a way that the cost of the bid-offer spread reduces the level of the reference index.  Therefore, the frequency of reallocation determination events will affect the level of the reference index on the determination date.

The use of leverage may          The formula that determines the index component allocations allows up to 150%
adversely affect the             exposure to the equity component under certain circumstances, with any exposure
supplemental redemption amount   above 100% financed by the use of the leverage component.  Although the leverage component offers the potential for increases in the reference index value that are greater than corresponding increases in the value of an unleveraged investment in the equity component, leverage also entails a higher degree of risk: any downward movement in the value of the equity component will result in a correspondingly larger reduction in the reference index.  In addition, the daily leverage charge associated with the allocation to the leverage component will reduce the level of the reference index daily.

Costs associated with your       Your return on the securities will reflect the deduction of certain costs of
investment in the securities     investing in the securities.  These costs include explicit charges that will be
will reduce the supplemental     reflected in reductions in the value of the reference index over the term of the
redemption amount                securities, by means of the reference index adjustment factor, the equity component adjustment factor and the daily leverage charge.  The reference index will also be reduced as a consequence of effecting hypothetical purchases and sales of the equity component and the zero-coupon bond component at opposite sides of the applicable bid/offer spread in the course of reallocations of the index components.  In addition, there is an implicit sales charge paid upon the purchase of the securities because the initial value of the reference index will be set at
                                 97, which is below the threshold value of 100.  The net effect of these costs will be to decrease the reference index final value.  Accordingly, the supplemental redemption amount payable to you at maturity will be less than it would have been absent these costs.  In order for you to receive a supplemental redemption amount, the value of the reference index will have to increase sufficiently to overcome the offsetting effect of all these costs.

There may be delays between      The calculation agent will determine whether a reallocation determination event has
the determination of a           occurred, and, if so, a new targeted equity exposure, at the beginning of each
reallocation determination       index business day based on the values of the reference index, the equity component
event and reallocation of        and the buffer at the close of business on the previous index business day.
hypothetical funds which could   However, any necessary reallocation will be effected at the close of business on
adversely affect the level of    the index business day on which the calculation agent makes the determination.  As
the reference index              a result:

                                 o    the calculation agent may determine that a reallocation determination event has occurred even if the values of the reference index, the equity component and the bond floor at the time the reallocation is effected would not result in a reallocation determination event;

                                                         PS-12

=========================================================================================================================

                                 o    in the event of a reallocation that would increase the equity component, the reference index may not participate as fully in any appreciation of the equity component that occurs between the determination of a reallocation determination event and the resulting reallocation; and

                                 o    the calculation agent may effect a greater or lesser allocation to the equity component than otherwise would be required if the occurrence of a reallocation determination event were determined by the calculation agent at the end of the same index business day on which the reallocation was effected.

The ability of the calculation   If at any time on any index business day the level of the S&P 500 Index declines
agent to effect a reallocation   from its closing level on the previous index business day by 10% or more, the
upon a 10% decline in the        calculation agent, as soon as reasonably practicable, will determine a new targeted
level of the S&P 500 Index may   equity exposure and reallocate the hypothetical funds among the index components so
not prevent significant losses   that the percentage of the reference index hypothetically invested in the equity
in the value of the reference    component is as close as reasonably practicable to the new targeted equity
index                            exposure.  However, the ability of the calculation agent to effect this hypothetical reallocation may not prevent significant losses in the value of the reference index because of potential delays in effecting the hypothetical reallocation pursuant to the formula under the market conditions at that time.

The valuation of hypothetical    For purposes of determining the occurrence of a reallocation determination event,
call options for purposes of     the value of hypothetical call options on the S&P 500 Index used to calculate the
determining a reallocation       value of the equity component will be determined using mid-market implied
determination event will be      volatility (or the arithmetic mean of bid-side and offered-side implied
different than the valuation     volatility).  However, reallocations will be effected through:
of hypothetical call options
for purposes of effecting a      o    deemed sales of options on the S&P 500 Index (when purchasing additional
reallocation                          equity component) at prices that reflect the value of call options determined using bid-side implied volatility, which may result in the equity component being purchased at a higher price than was assumed in determining the occurrence of a reallocation determination event; and

                                 o    deemed purchases of options on the S&P 500 Index (when selling the equity component) at prices that reflect the value of call options determined using offered-side implied volatility, which may result in the equity component being sold at a lower price than was assumed in determining the occurrence of a reallocation determination event.

                                 As a result, the value of the reference index may be reduced following each reallocation.  See the section of this pricing supplement called "Description of
                                 Securities--Hypothetical Call Options."

The appreciation of the equity   The "buy-write" strategy followed by the equity component produces hypothetical
component during any month       monthly income in part by giving up the appreciation of the S&P 500 Index in any
will be capped due to the        month above the exercise price of the hypothetical call option that is sold in that
"buy-write" strategy             month.  The amount of the appreciation of the S&P 500 Index that is given up in any month to produce a targeted level of yield will vary depending on the volatility of the S&P 500 Index, interest rates, dividend rates on the S&P 500 Index and other factors.  But the appreciation given up may be as much as all but 1% of the appreciation in the S&P 500 Index in any month.  On the other hand, the value of the equity component is fully exposed to declines in the value of the S&P 500
                                 Index.  Therefore, although the equity component may produce yield in the form of hypothetical monthly income, the equity component will not participate as fully in the appreciation of the S&P 500 Index as would a direct investment in the S&P 500

                                                         PS-13

=========================================================================================================================

                                 Index.  Because the "buy-write" strategy limits the appreciation of the value of the equity component, the supplemental redemption amount you receive on the securities will not be as substantial, even in the absence of a defeasance event, as the supplemental redemption amount for a security linked directly to the S&P 500
                                 Index.

The annual target yield and      The annual target yield and the adjusted annual target yield for the equity
the adjusted annual target       component are set at 10% and 11.1%, respectively, and are used only in calculating
yield are not an indication      the targeted monthly premium for the equity component.  They are not, however, an
nor a guarantee of current or    indication of current or expected yield on the securities themselves or a guarantee
expected yield on the            of any yield over the term of the securities.  The coupon payments, if any, on the
securities                       securities depend not only on the hypothetical monthly income on the equity component but also on the amount of the equity component represented in the reference index, if any, and the value of the reference index.

The securities will not be       The securities will not be listed on any securities exchange.  Therefore, there may
listed                           be little or no secondary market for the securities.  MS & Co. currently intends to act as a market maker for the securities but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the securities easily.  Because we do not expect that other market makers to participate in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which
                                 MS & Co. is willing to transact.  If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the securities.  The return of your principal is guaranteed only if you hold the securities to maturity.

Market price of the securities   Several factors, many of which are beyond our control, will influence the value of
influenced by many               the securities in the secondary market and the price at which MS & Co. may be
unpredictable factors            willing to purchase or sell the securities in the secondary market, including:

                                 o    the value of the reference index and the index components at any time,

                                 o    the closing value of the S&P 500 Index at any time,

                                 o    the volatility (frequency and magnitude of changes in value) of the S&P 500
                                      Index,

                                 o    the value of call options on the S&P 500 Index at any time,

                                 o    interest and yield rates in the market,

                                 o    the dividend rate on the stocks comprising the S&P 500 Index,

                                 o    geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the securities comprising the S&P 500 Index or stock markets generally and that may affect the reference index final value,

                                 o    the time remaining to the maturity of the securities, and

                                 o    our creditworthiness.

                                 Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity.  For example, you may have to sell your securities at a substantial discount from the principal amount if at the time of sale or on an earlier date the value of the reference index is at, below or not sufficiently above the threshold value, or if the allocation to the equity component in the reference index has decreased to zero.

                                                         PS-14

=========================================================================================================================

                                 You cannot predict the future performance of the reference index, the index components or the S&P 500 Index or the level of interest rates based on their historical performance.  We cannot guarantee that the reference index final value will be higher than the threshold value so that you will receive at maturity an amount in excess of the principal amount of the securities.

The inclusion of commissions     Assuming no change in market conditions or any other relevant factors, the price,
in the original issue price is   if any, at which MS & Co. is willing to purchase securities in secondary market
likely to adversely affect       transactions will likely be lower than the original issue price, since the original
secondary market prices          issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Adjustments to the S&P 500       Standard & Poor's Corporation, or S&P(R), is responsible for calculating and
Index could adversely affect     maintaining the S&P 500 Index.  S&P can add, delete or substitute the stocks
the value of the securities      comprising the S&P 500 Index or make other methodological changes that could change the value of the S&P 500 Index.  Any of these actions could adversely affect the value of the securities.

                                 The publisher of the S&P 500 Index may discontinue or suspend calculation or publication of the S&P 500 Index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued S&P 500 Index.  MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co.
                                 determines that there is no appropriate successor index, on any index business day and at maturity the calculation agent will determine the value of the equity component and the reference index, as appropriate, based on the closing prices on such date or at maturity of the stocks comprising the S&P 500 Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the S&P 500 Index last in effect prior to discontinuance of the S&P 500 Index.

The brokerage firm through       In addition to the commission paid at the time of the initial offering of the
which you hold your securities   securities, commissions will be paid on an annual basis to brokerage firms,
and your broker may have         including MS & Co. and its affiliates, whose clients purchased securities in the
economic interests that are      initial offering and who continue to hold their securities.  These additional
different from yours             commissions will accrue at an annual rate of 0.5% per security for each day that hypothetical funds are allocated to the equity component.  We expect that the brokerage firm through which you hold your securities will pay a portion of these additional proceeds to your broker.

                                 As a result of these arrangements, the brokerage firm through which you hold your securities and your broker may have economic interests that are different than yours.  As with any security or investment for which the commission is paid over time, your brokerage firm and your broker may have an incentive to encourage you to hold the securities because they will not receive the annual commission for the current year or for future years if you sell your securities.  You should take the above arrangements and the potentially different economic interests they create into account when considering whether to make, or continue holding, an investment in the securities.

                                                         PS-15

=========================================================================================================================

The economic interests of the    The economic interests of the calculation agent and other of our affiliates are
calculation agent and other of   potentially adverse to your interests as an investor in the securities.
our affiliates are potentially
adverse to your interests        As calculation agent, MS & Co. will calculate the supplemental redemption amount, if any, you will receive at maturity.  MS & Co. will also make determinations with respect to the reference index closing value, the underlying index closing value, the equity component value, the zero-coupon bond component value, the reference index adjustment factor, the equity component adjustment factor, the daily leverage charge, the hypothetical monthly income, the dividend yield, the hypothetical call options, the current option values and the coupon payments, if any, you may receive over the term of the securities and at maturity.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any closing value in the event of a discontinuance of the S&P 500
                                 Index, may affect the payment to you over the term of the securities or at maturity.  See the sections of this pricing supplement called "Description of
                                 Securities--Market Disruption Event" and "--Discontinuance of the S&P 500 Index;
                                 Alteration of Method of Calculation."

                                 The issue price of the securities includes the agent's commissions.  In addition, the reference index is subject to adjustment factors as long as the reference index includes any allocation to the equity component.  The adjustment factors reduce the value of the reference index and the equity component to the benefit of the calculation agent in order to fund the ongoing commissions and the costs of hedging our obligations under the securities.  The affiliates through which we hedge our obligations under the securities expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our and our affiliates' control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity     MS & Co. and other affiliates of ours will carry out hedging activities related to
by the calculation agent and     the securities (and to other instruments linked to the S&P 500 Index or its
its affiliates could             component stocks), including trading in the stocks comprising the S&P 500 Index and
potentially adversely affect     call options on the S&P 500 Index, as well as in other instruments related to the
the value of the S&P 500         S&P 500 Index, and in USD interest rate swaps.  MS & Co. and some of our other
Index, call options on the S&P   subsidiaries also trade the stocks comprising the S&P 500 Index, call options on
500 Index or USD swap rates      the S&P 500 Index, other financial instruments related to the S&P 500 Index and USD interest rate swaps on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the day we price the securities for initial sale to the public could potentially increase the initial value of the S&P 500 Index and, as a result, could increase the value at which the S&P 500 Index must close before you receive a payment at maturity that exceeds the principal amount on the securities.  Additionally, such hedging or trading activities during the term of the securities (and in particular on each coupon payment date) could potentially affect the value of the S&P 500
                                 Index, call options on the S&P 500 Index and USD swap rates on the monthly income determination dates and on the determination date and, accordingly, the amount of cash you may receive on the coupon payment dates and at maturity.

                                 Furthermore, the hedging activities of our subsidiaries on each monthly income determination date may constitute a significant portion of the volume of the transactions in call options on the S&P 500 Index on such dates.  If there is not sufficient demand for these call options, the hedging activity of our subsidiaries could cause a decline, and possibly a significant decline, in the value of these call options when they are priced for hypothetical inclusion in the reference index.

                                                         PS-16

=========================================================================================================================

                                 On June 23, 2006, we issued similar Protected Buy-Write Securities.  We have issued other securities linked to the S&P 500 Index and we may issue additional Protected
                                 Buy-Write Securities or other securities linked to the S&P 500 Index during the term of the securities, in which case our combined hedging activity may represent a larger percentage of the overall volume of the transactions in the relevant call options on the S&P 500 Index each month as well as in other instruments related to, or stocks underlying, the S&P 500 Index.  This increased hedging activity may have an adverse affect on the value of such call options and of the S&P 500 Index and, consequently, the securities.

                                                         PS-17

=========================================================================================================================

                                                DESCRIPTION OF SECURITIES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term
"Security" refers to each $10 principal amount of any of our Protected Buy-Write Securities Due August 26, 2011, Based
on the Performance of the 2006-2 Dynamic Reference Index. In this pricing supplement, the terms "we," "us" and "our"
refer to Morgan Stanley.

Aggregate Principal
  Amount...................   $

Pricing Date...............            , 2006

Original Issue Date
  (Settlement Date ).......            , 2006

Maturity Date..............   August 26, 2011

Specified Currency.........   U.S. Dollars

CUSIP Number...............   61747S850

Minimum Denominations......   $10

Issue Price................   $10 (100%)

                                                 Monthly Coupon Payments

Coupon Payment Dates.......   For each Monthly Coupon Payment Period, the third Business Day following the Monthly
                              Income Determination Date in respect of such Monthly Coupon Payment Period; provided that for the Monthly Coupon Payment Period occurring in August 2011, the Coupon Payment Date will be the Maturity Date. The first Coupon Payment Date will be September 20, 2006.

Monthly Coupon Payment
  Period...................   Each monthly period from and including a Monthly Income Determination Date to but excluding the next succeeding Monthly Income Determination Date; provided that the initial
                              Monthly Coupon Payment Period will begin on the Business Day immediately following the
                              Pricing Date.

Monthly Income Accrual
  Dates....................   For each Monthly Coupon Payment Period, the Monthly Income Determination Date that is the first day of such Monthly Coupon Payment Period; provided that the initial Monthly Income
                              Accrual Date will be the Business Day immediately following the Pricing Date.

Monthly Income
  Determination Dates......   The third Friday of each month, beginning September 15, 2006, and the Determination Date or, if any such day is not an Index Business Day, a day on which the Special Opening
                              Quotation (or SOQ, ticker "SPXSET") of the S&P 500 Index is published, which is expected to be the immediately preceding Index Business Day. The "Special Opening Quotation" or
                              "SOQ" is the official opening price of the S&P 500 Index used for options settlement. On each Monthly Income Determination Date, the Calculation Agent will determine the amount of the Coupon Payment per Security deemed to have accrued on the Securities during such
                              Monthly Coupon Payment Period. No Coupon Payments will be deemed to accrue on the
                              Securities after the Determination Date.

                                                         PS-18
========================================================================================================================

Coupon Payments............   The amount of the Coupon Payments, if any, will be determined by the Calculation Agent on each Monthly Income Determination Date and will equal (A) the product of (i) the
                              Hypothetical Monthly Income calculated for such Monthly Coupon Payment Period divided by the Equity Component Closing Value, (ii) the allocation to the Equity Component and (iii)
                              the Reference Index Closing Value, each as determined on the Monthly Income Determination
                              Date, divided by (B) 10.

                              The calculation in clause (A) determines the amount of Hypothetical Monthly Income per dollar value of the Equity Component and multiplies that amount by the number of dollars of Equity Component represented in the Reference Index. Because the Hypothetical Monthly
                              Income is based on the Equity Component, which tracks an initial $100 investment in the
                              "buy-write" strategy, the product calculated in clause (A) above is divided by 10 in order to apply the calculation of the coupon proportionally to the $10 initial issue price and stated principal amount of each Security.

                              The determination of the monthly Coupon Payment may be represented by the following formula:

                      Hypothetical Monthly Income
                    ------------------------------  *  allocation to Equity Component  *  Reference Index Closing Value
                    Equity Component Closing Value
Coupon Payment  =   ---------------------------------------------------------------------------------------------------
                                                                   10

                              The Hypothetical Monthly Income calculated for each Monthly Coupon Payment Period will in turn be based on the value of (i) any cash dividends in respect of the stocks included in the S&P 500 Index and (ii) the value of premiums from the sale of hypothetical call options used in a "buy-write" strategy on the S&P 500 Index, in each case, in proportion to the amount of the S&P 500 Index then tracked by the Equity Component, as further described below.

                              Coupon Payments on each Security, if any, will be paid in cash on each Coupon Payment
                              Date; provided that if the Calculation Agent determines that the level of the Reference
                              Index (less any Hypothetical Monthly Income) is less than 105% of the Bond Floor at the close of business on the Monthly Income Determination Date for any Monthly Coupon Payment
                              Period (except the last Monthly Coupon Payment Period before the Maturity Date), no Coupon
                              Payments will be paid on the next succeeding Coupon Payment Date and any Hypothetical
                              Monthly Income for such period will be deemed reinvested in the Equity Component at the close of business on the next Monthly Income Accrual Date. The amount of each Coupon
                              Payment will vary and, under certain circumstances, may be zero. See "--Hypothetical
                              Monthly Income" below. Upon the occurrence of a Defeasance Event, as described below under
                              "Reference Index--Defeasance Events," or, if the weighting of the Equity Component is otherwise reduced to zero, Hypothetical Monthly Income will cease to accrue on the
                              Securities and you will receive no further Coupon Payments for the remainder of the term of the Securities.

                                                         PS-19
========================================================================================================================

                              We shall, or shall cause the Calculation Agent to provide written notice to the Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash, if any, to be delivered as coupon payment for each month over the term of the Securities with respect to the $10 principal amount of each Security. We expect such amount of cash will be distributed to investors on the applicable Coupon Payment Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See
                              "--Book-Entry Note or Certificated Note" below, and see "Forms of Securities--The
                              Depositary" in the accompanying prospectus.

                              For examples of how the monthly coupon payments are calculated, see Annex C--"Hypothetical
                              Coupon Calculations on the Securities."

Record Date................   The Record Date for each Coupon Payment Date, including the Coupon Payment Date scheduled to occur on the Maturity Date, will be the date five (5) calendar days prior to such scheduled Coupon Payment Date, whether or not such day is a Trading Day.

                                                   Payment at Maturity

Payment at Maturity........   At maturity, upon delivery of the Securities to the Trustee, we will pay with respect to each $10 principal amount of each Security an amount in cash equal to $10 plus the
                              Supplemental Redemption Amount, if any, each as determined by the Calculation Agent. See
                              "Supplemental Redemption Amount" below.

                              We shall, or shall cause the Calculation Agent to (i) provide written notice to the
                              Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to each $10 principal amount of each Security, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading
                              Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the
                              Securities to the Trustee for delivery to DTC, as holder of the Securities, on the
                              Maturity Date. We expect such amount of cash will be distributed to investors on the
                              Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book-Entry Note or Certificated Note" below, and see
                              "The Depositary" in the accompanying prospectus supplement.

Supplemental Redemption
  Amount...................   The Supplemental Redemption Amount will be equal to (i) $10 times (ii) the Reference Index
                              Percent Change; provided that the Supplemental Redemption Amount will not be less than zero. The Calculation Agent will calculate the Supplemental Redemption Amount on the
                              Determination Date.

                                                         PS-20
========================================================================================================================

Reference Index Percent
  Change...................   The Reference Index Percent Change is a fraction, the numerator of which will be the
                              Reference Index Final Value minus the Threshold Value and the denominator of which will be the Threshold Value. The Reference Index Percent Change is described by the following formula:

                       Reference Index Percent       Reference Index Final Value - Threshold Value
                        Change                   =   ---------------------------------------------
                                                                   Threshold Value

Reference Index Initial
  Value....................   97

Threshold Value............   100

Reference Index Final
  Value....................   The Reference Index Closing Value on the Determination Date, as calculated by the
                              Calculation Agent.

Reference Index Closing
  Value....................   The Reference Index Closing Value on any Index Business Day will be the Reference Index
                              Closing Value calculated by the Calculation Agent based on the values of the Index
                              Components at the regular weekday close of trading on that Index Business Day as described in "The Reference Index--Determination of the Reference Index Closing Value" below.

                              The Reference Index Closing Value on any day that is not an Index Business Day will equal the Reference Index Closing Value on the previous day minus the Reference Index Adjustment
                              Factor and the Daily Leverage Charge (each as defined in "The Reference Index--Index
                              Components" below), if any, for that day. The Reference Index Closing Value will be otherwise unaffected by any changes in the values of the Index Components (as defined in
                              "The Reference Index" below) that might occur on a non-Index Business Day.

                              You may contact your broker or your local Morgan Stanley branch office to obtain information about the Reference Index Closing Value, the current allocation of the Index
                              Components in the Reference Index and the amount of the most recently determined Monthly
                              Coupon Payment.

Index Business Day.........   Any day other than a Saturday or Sunday on which the S&P 500 Index or any successor index is calculated and published.

Determination Date.........   The Determination Date will be August 19, 2011, which is the fifth scheduled Index
                              Business Day before the Maturity Date, subject to adjustment for non-Index Business Days or Market Disruption Events as described in the following paragraph.

                              If the scheduled Determination Date is not an Index Business Day or if a Market Disruption
                              Event occurs on such date, the Determination Date will be the immediately succeeding Index
                              Business Day during which no Market Disruption Event shall have occurred; provided that, if a Market Disruption Event has occurred on each of the three Index Business Days immediately succeeding the scheduled Determination Date, the Calculation Agent will determine the Reference Index Closing Value on such

                                                         PS-21
========================================================================================================================

                              third succeeding Index Business Day in the case of the Reference Index, as described under
                              "--Reference Index Closing Value" above and in the case of the S&P 500 Index, in accordance with the formula for calculating the value of the S&P 500 Index last in effect prior to the commencement of the Market Disruption Event, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such third succeeding
                              Index Business Day of each security most recently comprising the S&P 500 Index.

Trading Day................   A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc. ("NYSE"), the American Stock Exchange, Inc. ("AMEX"),
                              the Nasdaq National Market, the Chicago Mercantile Exchange, the Chicago Board of Options
                              Exchange and in the over-the-counter market for equity securities in the United States.

                                                   The Reference Index

Reference Index............   The Reference Index is a dynamic composite index that tracks the performance of hypothetical investments in two assets and a liability. The two assets are (i) the "Equity
                              Component," which represents a hypothetical $100 equity investment in a "buy-write"
                              strategy related to the S&P 500(R) Index and (ii) the "Zero-Coupon Bond Component," which represents the value of a hypothetical $100 face value zero-coupon bond maturing on the scheduled Determination Date. The liability, which we refer to as the "Leverage
                              Component," represents hypothetical borrowed funds that may, under certain circumstances, be used to leverage the allocation to the Equity Component in the Reference Index. We
                              collectively refer to the Equity Component, the Zero-Coupon Bond Component and the
                              Leverage Component as the "Index Components." The initial allocations of the hypothetical funds in the Reference Index to the Index Components on the Pricing Date are expected to be 90% to 100% to the Equity Component, 0% to 10% to the Zero-Coupon Bond Component and 0%
                              to the Leverage Component. The actual initial allocations will be determined on the
                              Pricing Date.

                              The Calculation Agent will adjust the allocations of the hypothetical funds in the
                              Reference Index from the Pricing Date to and including the Determination Date upon each occurrence of a Reallocation Determination Event or an Underlying Index Reallocation Event
                              (each as defined below), each in accordance with the Reference Index Reallocation
                              Procedures described below. Upon the occurrence of a Defeasance Event (as defined below), the Calculation Agent will allocate all of the hypothetical funds to the Zero-Coupon Bond
                              Component for the remaining term of the Securities. See "--Reallocation Determination
                              Events and Allocations of the Index Components--Reallocation Determination Events,"
                              "--Reference Index Reallocation Procedures," "--Underlying Index Reallocation Events" and
                              "--Defeasance Events" below.

                                                         PS-22
========================================================================================================================

                                                            The Index Components

                              The Equity Component and the Equity Component Closing Value. The Equity Component
                              represents the value over the term of the Securities of a hypothetical investment in a
                              "buy-write" strategy on the S&P 500 Index pursuant to which (i) an investment in the S&P
                              500 Index is purchased and (ii) call options on the S&P 500 Index are sold on a monthly basis for a one-month term.

                              As more fully explained in the following paragraphs, we track the value of the Equity
                              Component over time based on the performance of the initial $100 hypothetical investment in the "buy-write" strategy made on June 23, 2006 as such amount is increased or decreased by changes in the value of the S&P 500 Index and by the hypothetical monthly sale and monthly cash-settlement of options on the S&P 500 and is decreased by the Equity Component
                              Adjustment Factor. We refer to this hypothetical $100 investment as one "unit" of the
                              Equity Component when we calculate the Reference Index Closing Value, as described below.
                              In order to calculate the Hypothetical Monthly Income, the Calculation Agent will have to determine the amount of dividends and option premiums earned based on the amount of the
                              S&P 500 Index then represented in the Equity Component. See the definition of the Index
                              Multiplier in the definition of "Underlying Index Closing Value" and "Current Option
                              Value" below.

                              The "Equity Component Closing Value" on any Index Business Day will be determined by the
                              Calculation Agent based upon the sum of (i) the Underlying Index Closing Value plus (ii)
                              the Hypothetical Monthly Income minus (iii) the Current Option Value, in each case as determined by the Calculation Agent on such Index Business Day.

                              The initial allocation to the Equity Component is expected to be 90% to 100% of the
                              Reference Index Initial Value and will be determined on the Pricing Date based on the
                              Targeted Equity Exposure as calculated on the Pricing Date.

                              The "Underlying Index Closing Value" on any Index Business Day will equal the closing value of the S&P 500 Index or any Successor Index at the regular weekday close of trading on that Index Business Day times the Index Multiplier. The "Index Multiplier" as of July
                              21, 2006 is .08035, and represents the fraction of the S&P 500 Index currently represented by one unit of the Equity Component. The Index Multiplier is subject to adjustment as described below.

                              You can review the historical Equity Component Closing Values and the Underlying Index
                              Closing Values in the section of this pricing supplement called "--Historical Information on the Equity Component and the Underlying Index." The historical values of the Equity
                              Component and the Underlying Index are for a limited period, commencing from when the initial hypothetical investment of $100 was made in the Equity Component. The historical values of the Equity Component and the Underlying

                                                         PS-23
========================================================================================================================

                              Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the Equity Component and the Underlying Index on the
                              Determination Date.

                              The "Hypothetical Monthly Income" is defined below under "--Determination of Hypothetical
                              Monthly Income from any Equity Component."

                              The "Current Option Value" is the mark-to-market value of the Hypothetical Call Option for any Monthly Coupon Payment Period as determined by the Calculation Agent at the close of business on each Index Business Day using accepted option valuation methods. The valuation methods take into account variables such as:

                              o    the closing level of the S&P 500 Index as of the time the hypothetical call option is valued;

                              o    the cumulative normal distribution function (a fixed statistical function), which determines the probability of a variable falling within a given range under specified conditions;

                              o    the exercise price of the hypothetical call option;

                              o    the computed continuously compounded annualized current dividend yield on the S&P 500
                                   Index based on expected dividends;

                              o    the U.S. dollar interest rate as of the time the hypothetical call option is valued, converted into a continuously compounded rate; and

                              o    the mid-market implied volatility of the S&P 500 Index (determined by the Calculation
                                   Agent as described below).

                              If any Hypothetical Call Option has a value greater than zero at expiration, the value of that option will be removed from the value of the Equity Component at the close of business on the day the option expires by a downward adjustment of the Index Multiplier:
                              the Index Multiplier will be reduced by an amount that, when multiplied by the Special
                              Opening Quotation of the S&P 500 Index on the last Index Business Day of the Monthly
                              Coupon Payment Period, equals the value of the Hypothetical Call Option at expiration. The reduced Index Multiplier will be used to calculate the Underlying Index Closing Value, and thus the value of the Equity Component, through the following Monthly Coupon Payment
                              Period.

                              The Zero-Coupon Bond Component and the Zero-Coupon Bond Component Closing Value. The
                              Zero-Coupon Bond Component represents the value of a hypothetical $100 face value zero-coupon bonds investment.

                                                         PS-24
========================================================================================================================

                              The "Zero-Coupon Bond Component Closing Value" on any Index Business Day will be determined by the Calculation Agent and will be based upon the value of a $100 face value investment in a zero-coupon bond maturing on the scheduled Determination Date with a yield equal to the applicable zero-coupon yield based on prevailing USD swap rates. We refer to the hypothetical $100 face value investment as one "unit" of the Zero-Coupon Bond
                              Component when we calculate the Reference Index Closing Value, as described below. The
                              Zero-Coupon Bond Component will not bear any interest. The initial allocation to the
                              Zero-Coupon Bond Component is expected to be 90% to 100% of the Reference Index Initial
                              Value and will be determined on the Pricing Date.

                              "USD swap rates" at any time on any day means the per annum fixed rate that would be payable at such time in order to receive 3 month LIBOR (reset quarterly) for a specified term, as provided by Bloomberg Financial Markets or another recognized source selected by the calculation agent on that date.

                              The Leverage Component and the Daily Leverage Charge. Each incremental increase in the
                              Leverage Component, if any, represents the value of $1 of hypothetical borrowings used to increase the percentage of the Reference Index deemed to be invested in the Equity
                              Component when the Targeted Equity Exposure exceeds 100%. See "--Determination of Index
                              Component Allocations--Targeted Equity Exposure" below.

                              The "Daily Leverage Charge" represents the deemed interest expense incurred to the extent the hypothetical investment in the Equity Component is leveraged on any Index Business Day and will equal (i) the Leverage Component, as increased by any previous Daily Leverage
                              Charge amounts, on such day times (ii) the federal funds rate on such day plus 0.75%, divided by (iii) 360. The Daily Leverage Charge will reduce the Reference Index Closing
                              Value on each day to the extent that the Reference Index then includes a Leverage
                              Component.

                              The Calculation Agent will determine such federal funds rate in accordance with the procedures described under "Description of Debt Securities--Base Rates--Federal Funds Rate
                              Debt Securities" in the accompanying prospectus.

                                                  Determination of the Reference Index Closing Value

                              Determination of the Reference Index Closing Value. The Reference Index Closing Value on
                              any Index Business Day will be equal to the sum of (i) the Equity Component Closing Value times the number of units of Equity Component then included in the allocation to the
                              Equity Component in the Reference Index plus (ii) the Zero-Coupon Bond Component Closing
                              Value times the number of units of Zero-Coupon Bond Component then included in the allocation to the Zero-Coupon Bond Component in the Reference Index minus (iii) the value of the Leverage

                                                         PS-25
========================================================================================================================

                              Component, if any, taking into account the Daily Leverage Charge on the Leverage Component for such day, minus (iv) one day's pro rata portion of the Reference Index Adjustment
                              Factor, if the Reference Index then includes any allocation to the Equity Component, in each case as determined by the Calculation Agent on such Index Business Day.

                              The "Reference Index Adjustment Factor" is equal to 1.25% per annum, and will accrue and be applied daily (on non-Index Business Days, as well as on Index Business Days), if the
                              Reference Index then includes any allocation to the Equity Component, to reduce the
                              Reference Index Closing Value on the basis of a 365-day year from and including the day immediately following the Pricing Date to and including the Determination Date. The
                              Reference Index Adjustment Factor will be calculated and subtracted from the Equity
                              Component and Zero-Coupon Bond Component on a pro rata basis at the end of each day after effecting any reallocation on that day.

                              When we use the term "unit" in connection with the Equity Component and the Zero-Coupon
                              Bond Component, we mean the number, or fraction, of such investment units then represented in the allocation to those Index Components. For example, if the Reference Index Initial
                              Value is 97 and if the allocation to the Equity Component were set at 90% on the Pricing
                              Date, that would mean that the allocation to the Equity Component would have a value of
                              87.3 in the Reference Index; if the value of one Equity Component unit on the Pricing Date were 99.66 (the unit value as of July 21, 2006), then, the number of units of Equity
                              Component on that day would be 87.3/99.66 or .87598. The number of units represented by the different Index Components at any time will be tracked by the Calculation Agent and is a technical aspect of the Reference Index methodology. You can obtain the value of the
                              Reference Index on any day from the Calculation Agent. See "Summary of Pricing
                              Supplement--How to obtain information about the reference index."

                                                        Reallocations of the Index Components

                              A reallocation of the hypothetical funds invested in the Index Components that constitute the Reference Index at any time will occur upon a Reallocation Determination Event, an
                              Underlying Index Reallocation Event or a Defeasance Event, as described below.

                              Reallocation Determination Events. A "Reallocation Determination Event" with respect to the Reference Index will occur and a reallocation of the hypothetical funds will be effected by the Calculation Agent in accordance with the Reference Index Reallocation
                              Procedures on any Index Business Day if at the close of business on the immediately preceding Index Business Day, the difference between the Reference Index Closing Value and the Bond Floor as a percentage of the value of the allocation to the Equity Component, which we refer to as the "Gap Ratio," is outside a range of 15% to 25%, which we refer to as the "Target Gap Risk Range."

                                                         PS-26
========================================================================================================================

                              The "Bond Floor" for any date will equal the U.S. dollar value of a hypothetical zero-coupon bond with a face value of $100 maturing on the scheduled Determination Date with a yield equal to the applicable zero-coupon yield based on prevailing USD swap rates.
                              The Bond Floor is compared to the Reference Index Value in order to determine whether more or less hypothetical funds may be invested in the Equity Component in a manner that is consistent with the goal of assuring that the value of the Reference Index will be at or above 100 at maturity.

                              If the Gap Ratio is below the Target Gap Risk Range, indicating that the exposure to the
                              Equity Component is outside the preferred risk tolerance of the Reference Index, the Index
                              Reallocation Procedures require a reduction of the allocation to the Equity Component down to the Targeted Equity Exposure (as defined below). If the Gap Ratio is above the Target
                              Gap Risk Range, indicating a suboptimal exposure to the Equity Component, the Index
                              Reallocation Procedures require an increase of the allocation to the Equity Component up to the Targeted Equity Exposure.

                              The "Targeted Equity Exposure" for any date will equal the Buffer times the Multiple, as described by the following formula:

                                                      Targeted Equity Exposure = Buffer x Multiple

                              provided that the Targeted Equity Exposure will not be less than zero or greater than
                              150%.

                              The "Multiple" will be equal to 5.0.

                              The "Buffer" for any date will equal the percentage by which the Last Reference Index
                              Value exceeds the Bond Floor (as defined below), as described by the following formula:

                                                        Last Reference Index Value - Bond Floor
                                             Buffer  =  ---------------------------------------
                                                                Last Reference Index Value

                              provided that the Buffer will not be less than zero.

                              The "Last Reference Index Value" will be equal to the Reference Index Closing Value as determined by the Calculation Agent as of the time required by the Reference Index
                              Reallocation Procedures described below.

                              Underlying Index Reallocation Event. An Underlying Index Reallocation Event will occur on any Index Business Day if at any time during such day the value of the S&P 500 Index has declined from the previous S&P 500 Index Closing Value by 10% or more. Upon the occurrence of an Underlying Index Reallocation Event, as soon as reasonably practicable the
                              Calculation Agent will determine the Targeted Equity Exposure on the basis of intraday values of the Buffer, as determined by the Calculation Agent in its sole discretion, and reallocate the hypothetical funds tracked by the Reference Index as soon as reasonably possible on such Index Business Day on the basis of intraday values of the Equity
                              Component and Zero-Coupon Bond Component, as determined

                                                         PS-27
========================================================================================================================

                              by the Calculation Agent at its sole discretion, so that the allocation to the Equity
                              Component is as close as reasonably practicable to the Targeted Equity Exposure. This reallocation will be effected even if a Reallocation Determination Event has not otherwise occurred, and, if a Reallocation Determination Event was determined to have occurred at the beginning of such Index Business Day, the reallocation of hypothetical funds determined in connection with that Reallocation Determination Event will be disregarded.

                              "S&P 500 Index Closing Value" means, on any Index Business Day, the closing value of the
                              S&P 500 Index or any Successor Index (as defined under "Additional Terms of the
                              Securities--Discontinuance of the S&P 500 Index; Alteration of Method of Calculation"
                              below) published at the regular weekday close of trading on that Index Business Day. In certain circumstances, the S&P Index Closing Value will be based on the alternate calculation of the S&P 500 Index described below under "Additional Terms of the Securities
                              --Discontinuance of the S&P 500 Index; Alteration of Method of Calculation."

                              Defeasance Event. A "Defeasance Event" will be deemed to have occurred if in testing whether a Reallocation Determination Event has occurred or following an Underlying Index
                              Reallocation Event, the Calculation Agent determines that the Buffer is less than 1%. Upon the occurrence of a Defeasance Event, all of the hypothetical funds will be allocated to the Zero-Coupon Bond Component for the remaining term of the Securities.

                              If, at the time of a Defeasance Event, the amount resulting from the hypothetical sale of the Equity Component added to the value of the Zero-Coupon Bond Component in the Reference
                              Index is greater than the Bond Floor, then that excess amount will nevertheless be allocated to the Zero-Coupon Bond Component and the Reference Index will track the value of the Zero-Coupon Bond Component including this additional excess amount for the remaining term of the Securities. Following a Defeasance Event, the payment at maturity per Security will be limited to the $10 principal amount plus a small supplemental redemption amount if such an excess amount is allocated to the Zero-Coupon Bond Component.

                              The Calculation Agent will notify the holders of the Securities if a Defeasance Event has occurred within ten Business Days of the occurrence of such Defeasance Event.

                              Reference Index Reallocation Procedures. On each Index Business Day, the Calculation Agent will test whether a Reallocation Determination Event has occurred based on the values of the Index Components at the close of business on the preceding Index Business Day. If a
                              Reallocation Determination Event has occurred, and unless an Underlying Index Reallocation
                              Event or a Defeasance Event occurs on the day the Calculation Agent makes the test, the
                              Calculation Agent will reallocate the hypothetical funds in the Reference Index on the day of such test based on the value of the Index Components at the close of

                                                         PS-28
========================================================================================================================

                              trading on such day so that the percentage allocation of hypothetical funds to the Equity
                              Component is equal to the Targeted Equity Exposure.

                              Reallocations following a Reallocation Determination Event, an Underlying Index
                              Reallocation Event or a Defeasance Event involve hypothetical sales and/or purchases of amounts of the Equity Component and the Zero-Coupon Bond Component and, under some circumstances, taking on or paying off the hypothetical borrowed funds represented by the
                              Leverage Component. The amount of the Equity Component and/or Zero-Coupon Bond Component
                              to be hypothetically sold or purchased will be determined by the Calculation Agent on each
                              Index Business Day on which the Calculation Agent has determined that a Reallocation
                              Determination Event, an Underlying Index Reallocation Event or a Defeasance Event has
                              occurred. Such hypothetical sales and purchases will be effected at the values of the
                              Equity Component and the Zero-Coupon Bond Component at the close of business on the date of reallocation, except that such hypothetical sales and purchases may be made on the basis of intraday values, as determined by the Calculation Agent in its sole discretion, following an Underlying Index Reallocation Event or a Defeasance Event. Any reallocation on the Monthly Income Determination Date will be effected through the hypothetical purchase or sale of amounts of the Equity Component at a price that includes the
                              Hypothetical Monthly Income as determined on such Monthly Income Determination Date.

                              If the reallocation results in an increased allocation to the Equity Component, the reallocation will first involve the hypothetical sale of all or a portion of the
                              Zero-Coupon Bond Component and the hypothetical purchase of an additional amount of the
                              Equity Component with the proceeds of the sale. Any purchase of an additional amount of the Equity Component that cannot be effected through the sale of the Zero-Coupon Bond
                              Component will be effected using the Leverage Component, by increasing the Leverage
                              Component by the amount necessary to purchase the required additional amount of Equity
                              Component, subject to the maximum Targeted Equity Exposure.

                              In calculating the proceeds from hypothetical sales of the Index Components, the
                              Calculation Agent will use prices on the lower side of the applicable bid/offer spread, while in calculating the amount of additional Index Components hypothetically purchased, the Calculation Agent will use prices on the higher side of the applicable bid/offer spread. Consequently, the implied bid/offer spread used in pricing the hypothetical purchases and sales described above will be reflected in corresponding reductions in the value of the Reference Index.

                              If the reallocation results in a decreased percentage of hypothetical funds allocated to the Equity Component, the reallocation will involve the hypothetical sale of all or a portion of the Equity Component. The hypothetical proceeds of this sale will be used first to reduce any allocation to the Leverage Component to zero and then to make hypothetical purchases of additional amounts of the Zero-Coupon Bond Component.

                                                         PS-29
========================================================================================================================

                              In addition, if at any time the amount allocated to the Equity Component falls to zero, such allocation will remain at zero for the remaining term of the Securities and the
                              Reference Index Reallocation Procedures described in this pricing supplement will no longer apply.

                              For examples of hypothetical reallocations of the Index Components pursuant to the
                              Reference Index Reallocation Procedures, see Annex B - "Hypothetical Allocations pursuant to the Reference Index Reallocation Procedures."

                                    Determination of Hypothetical Monthly Income from any Equity Component

                              Hypothetical Monthly Income. The Hypothetical Monthly Income is related to the performance of the Equity Component, if any, then included in the Reference Index. If the allocation to the Equity Component has been reduced to zero at any time during any Monthly Coupon
                              Payment Period, you will receive no Coupon Payment for that Monthly Coupon Payment Period.
                              The Hypothetical Monthly Income will be deemed to cease to accrue at such time and you will receive no Coupon Payments for the remaining term of the Securities.

                              The Hypothetical Monthly Income on any Index Business Day will be determined by the
                              Calculation Agent and will equal the sum of (i) the value of any cash dividends or distributions with respect to the stocks underlying the S&P 500 Index for which the ex-dividends dates fall within the relevant Monthly Coupon Payment Period, plus (ii) the
                              Targeted Monthly Premium minus (iii) the Premium Adjustment, if any, minus (iv) the current month's reductions to date effected by the daily application of the Equity
                              Component Adjustment Factor (as defined below).

                              The "Equity Component Adjustment Factor" is equal to 1% per annum, which will accrue and be applied daily to reduce the Equity Component Closing Value, on the basis of a 365-day year from and including the day immediately following the Pricing Date to and including the Determination Date; provided that the aggregate reductions in any Monthly Coupon
                              Payment Period will not exceed the amount of Hypothetical Monthly Income that otherwise accrues in that Monthly Coupon Payment Period. Even though the Equity Component Closing
                              Value is calculated only on Index Business Days, the Equity Component Adjustment Factor is
                              subtracted from the Hypothetical Monthly Income, and, therefore, from the Equity Component
                              Closing Value daily, both on Index Business Days and non-Index Business Days.

                              The value of a cash dividend or distribution will be deemed to be included in the
                              Hypothetical Monthly Income at the close of business on the ex-dividend date for such dividend or distribution.

                              When calculating the value of any such cash dividends and distributions in clause (i), the
                              Calculation Agent will take into account the Index Multiplier (included in the definition of Underlying Index Closing Value), which indicates the percentage

                                                         PS-30
========================================================================================================================

                              of the S&P 500 Index then represented in the Equity Component. Similarly, the Target
                              Monthly Premium, the Premium Adjustment and the Current Option Value each take into account the percentage of the S&P 500 Index then represented in the Equity Component.

                              Targeted Monthly Premium. Targeted Monthly Premium equals (A)(i) the Adjusted Annual
                              Target Yield less (ii) the Dividend Yield on the S&P 500 Index as determined by the
                              Calculation Agent on the applicable Monthly Income Accrual Date multiplied by (B) the
                              Underlying Index Closing Value on the day the Hypothetical Call Option is priced divided by 12. See the definition of "Underlying Index Closing Value" under "--The Index
                              Components" above.

                              The "Dividend Yield" for the S&P 500 Index is determined by the Calculation Agent by annualizing, for each stock included in the S&P 500 Index, the most recent quarterly, semi-annual or annual ordinary cash dividend for which the ex-dividend date has occurred, excluding any extraordinary dividend, summing the result and then dividing that result by the closing value of the S&P 500 Index as of the date that the Dividend Yield is to be determined.

                              The "Premium Adjustment" will be equal to the difference between the Targeted Monthly
                              Premium in respect of the Hypothetical Call Options on the S&P 500 Index and the highest monthly premium in respect of a Hypothetical Call Option with an exercise price equal to
                              101% of the S&P 500 Index Closing Value on the day such Hypothetical Call Option is priced, provided that the Premium Adjustment will apply only if the highest exercise price bid for a Hypothetical Call Option in the bidding process described below is less than
                              101% of the S&P 500 Index Closing Value on the day such Hypothetical Call Option is priced.

                              The "Annual Target Yield" will be set at 10%. The "Adjusted Annual Target Yield" will be equal to 11.1%, and has been obtained by increasing the Annual Target Yield of 10% so that it offsets the Equity Component Adjustment Factor. The Adjusted Annual Target Yield and
                              the Annual Target Yield are used only in calculating the Targeted Monthly Premium for the
                              Equity Component and are not an indication of current or expected yield on the Securities or a guarantee of any yield over the term of the Securities.

                              Hypothetical Call Options. On each Monthly Income Accrual Date, the Calculation Agent will price hypothetical cash-settled call options relating to the S&P 500 Index for a one-month term; provided that the Hypothetical Call Options for the first Monthly Coupon Payment
                              Period will be priced on the Index Business Day immediately following the Pricing Date of the Securities (each a "Hypothetical Call Option"). Each Hypothetical Call Option will (i)
                              expire on the Monthly Income Determination Date for that Monthly Coupon

                                                         PS-31
========================================================================================================================

                              Payment Period, (ii) be automatically settled on the Monthly Income Determination Date for that Monthly Coupon Payment Period if the closing level of the S&P 500 Index on that day exceeds the exercise price and (iii) have an exercise price greater than or equal to 101%
                              of the closing level of the S&P 500 Index on the day the Hypothetical Call Option is
                              priced. The Hypothetical Call Option will relate to an amount of the S&P 500 Index that takes into account the Index Multiplier on the day the Hypothetical Call Option is priced.
                              The Calculation Agent will determine the exercise price of each Hypothetical Call Option after determining the option's Targeted Monthly Premium and then obtaining bids for the exercise price from as many dealers in options (which may include MS & Co.), but not exceeding five of those dealers, as will make bid prices available to the Calculation
                              Agent.

                              If the highest exercise price quoted by the dealers for any Hypothetical Call Option is less than 101% of the closing level of the S&P 500 Index on the day the Hypothetical Call
                              Option is priced, the alternate bidding process described below will be used and a Premium
                              Adjustment will be subtracted from the Targeted Monthly Premium.

                              If the highest exercise price bid is less than 101% of the closing level of the S&P 500
                              Index on the day the Hypothetical Call Option is priced, the Calculation Agent will conduct an alternate bidding process: the Calculation Agent will set the exercise price of the Hypothetical Call Option at 101% of the closing level of the S&P 500 Index on the day the Hypothetical Call Option is priced and will seek quotations for premiums for the
                              Hypothetical Call Option from as many dealers in options (which may include MS & Co. or any of our other subsidiaries or affiliates), but not exceeding five of those dealers, as will make bid prices available to the Calculation Agent. The premium for the Hypothetical
                              Call Option will equal the highest premium quoted by these dealers or, in the Calculation
                              Agent's absolute discretion, any higher premium as the Calculation Agent determines to be quoted by another principal market participant.

                              When bids for the premium of the Hypothetical Call Option rather than the exercise price of the Hypothetical Call Option are obtained by this alternate bidding process, the
                              Calculation Agent will include a Premium Adjustment when calculating the Hypothetical
                              Monthly Income for that Monthly Coupon Payment Period. Under these circumstances, the
                              Hypothetical Monthly Income will generally be less than it would have been if the highest exercise price bid had been greater than or equal to 101% of the closing level of the S&P
                              500 Index on the day the Hypothetical Call Option was priced.

                              In seeking exercise prices or premiums from dealers in options in respect of Hypothetical
                              Call Options relating to the S&P 500 Index, the Calculation Agent may reject any exercise price or premium that does not meet the requirements for Hypothetical Call Options stated
                              above.

                                                         PS-32
========================================================================================================================

                              The exercise price for the Hypothetical Call Option will equal the greater of (i) the highest exercise price quoted by these dealers or (ii) 101% of the closing level of the
                              S&P 500 Index on the Monthly Income Accrual Date on which such Hypothetical Call Option is priced.

                              The terms of the Hypothetical Call Options will provide for adjustments to reflect the occurrence of a modification affecting the S&P 500 Index (such as, for example, a split).

                              Subtraction of Hypothetical Monthly Income from the Equity Component. The Hypothetical
                              Monthly Income for any Monthly Coupon Payment Period will be subtracted from the value of the Equity Component of the Reference Index at the close of business on each Monthly
                              Income Determination Date; provided that if the Calculation Agent determines that the level of the Reference Index (less any Hypothetical Monthly Income) is less than 105% of the Bond Floor at the close of business on the Monthly Income Determination Date for any
                              Monthly Coupon Payment Period (except the last Monthly Coupon Payment Period before the
                              Maturity Date), any Hypothetical Monthly Income for such period will be deemed reinvested in the Equity Component at the close of business on the Monthly Income Accrual Date for the following Monthly Coupon Payment Period and will therefore not be subtracted from the value of the Equity Component.

                                           Additional Terms of the Securities

Book Entry Note or
  Certificated Note........   Book Entry. The Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the Securities. Your beneficial interest in the Securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Securities, for distribution to participants in accordance with DTC's procedures.
                              For more information regarding DTC and book entry Securities, please read "The Depositary"
                              in the accompanying prospectus supplement and "Form of Securities--Global
                              Securities--Registered Global Securities" in the accompanying prospectus.

Senior Note or
  Subordinated Note........   Senior

Trustee....................   JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent......................   Morgan Stanley & Co. Incorporated and its successors ("MS & Co.")

Market Disruption Event....   Market Disruption Event means the occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the level of the S&P 500 Index (or the Successor Index) on the Relevant Exchange(s) for such securities for more than two hours of trading or during the

                                                         PS-33
========================================================================================================================

                              one-half hour period preceding the close of the principal trading session on such Relevant
                              Exchange(s); or a breakdown or failure in the price and trade reporting systems of any
                              Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the level of such S&P 500 Index (or the Successor
                              Index) during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange(s) are materially inaccurate; or the suspension, material limitation or absence of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to such S&P 500 Index (or the Successor
                              Index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the
                              Calculation Agent in its sole discretion.

                              For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the S&P 500 Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the S&P 500 Index shall be based on a comparison of (x) the portion of the value of such S&P 500 Index attributable to that security relative to (y) the overall value of such S&P 500 Index, in each case immediately before that suspension or limitation.

                              For purposes of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market
                              Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a Market
                              Disruption Event, (3) limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts on the S&P 500 Index by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the
                              S&P 500 Index and (5) a "suspension, absence or material limitation of trading" on any
                              Relevant Exchange or on the primary market on which futures or options contracts related to the S&P 500 Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

                                                         PS-34
========================================================================================================================

Relevant Exchange..........   Relevant Exchange means the primary exchange or market of trading for any security then included in the S&P 500 Index or any Successor Index.

Alternate Exchange
  Calculation in Case of an
  Event of Default.........   In case an event of default with respect to the Securities shall have occurred and be continuing, the amount declared due and payable for each Security upon any acceleration of the Securities (the "Acceleration Amount") will be determined by the Calculation Agent and shall equal to the $10 principal amount per Security plus the Supplemental Redemption
                              Amount, if any, determined using the Reference Index Closing Value as of the date of such acceleration as the Reference Index Final Value plus a final Coupon Payment determined as if the date of acceleration were a Monthly Income Determination Date.

                              If the maturity of the Securities is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount and the aggregate cash amount due with respect to the Securities as promptly as possible and in no event later than two Business Days after the date of acceleration.

Calculation Agent..........   MS & Co.

                              All determinations made by the Calculation Agent will be at the sole discretion of the
                              Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

                              All calculations with respect to any Reference Index Closing Value, Equity Component
                              Closing Value, Zero-Coupon Bond Component Closing Value, Reference Index Adjustment
                              Factor, Equity Component Adjustment Factor, Daily Leverage Charge, Hypothetical Monthly
                              Income, Targeted Monthly Premium, Premium Adjustment, Dividend Yield, Hypothetical Call
                              Options, Current Option Value, the Reference Index Final Value, the S&P 500 Index Closing
                              Value, the Supplemental Redemption Amount, if any, and Coupon Payments, if any, will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per Security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward
                              (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Securities will be rounded to the nearest cent, with one-half cent rounded upward.

                              Because the Calculation Agent is our affiliate, the economic interests of the Calculation
                              Agent and its affiliates may be adverse to your interests as an investor in the
                              Securities, including with respect to certain determinations and judgments that the
                              Calculation Agent must make in determining any Reference Index

                                                         PS-35
========================================================================================================================

                              Closing Value, Underlying Index Closing Value, the Reference Index Final Value, the S&P
                              500 Index Closing Value, the Reference Index Percent Change, the Supplemental Redemption
                              Amount, Coupon Payments or whether a Market Disruption Event has occurred. See "--Market
                              Disruption Event" above and "--Discontinuance of the S&P 500 Index; Alteration of Method
                              of Calculation" below. MS & Co. is obligated to carry out its duties and functions as
                              Calculation Agent in good faith and using its reasonable judgment.

S&P 500 Index..............   We have derived all information contained in this pricing supplement regarding the S&P 500
                              Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by S&P. The S&P 500 Index was developed by S&P and is calculated, maintained and published by S&P. We make no representation or warranty as to the accuracy or completeness of such information.

                              The S&P 500 Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the "Component Stocks") as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The "Market Value" of any
                              Component Stock is the product of the market price per share and the number of the then outstanding shares of such Component Stock. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500
                              Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company's common stock is widely-held and the Market Value and trading activity of the common stock of that company.

                              The S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all 500 Component Stocks relative to the S&P 500 Index's base period of 1941-43 (the "Base Period").

                              An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

                                                         PS-36
========================================================================================================================

                              The actual total Market Value of the Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500 Index is computed by dividing the total
                              Market Value of the Component Stocks by a number called the "Index Divisor." By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500 Index, it is the only link to the original base period value of the S&P 500
                              Index. The Index Divisor keeps the S&P 500 Index comparable over time and is the manipulation point for all adjustments to the S&P 500 Index ("Index Maintenance").

                              Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

                              To prevent the value of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require an
                              Index Divisor adjustment. By adjusting the Index Divisor for the change in total Market
                              Value, the value of the S&P 500 Index remains constant. This helps maintain the value of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P 500 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require Index Divisor adjustments.

                              The table below summarizes the types of S&P 500 Index maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

                                                                                                   Divisor
                                    Type of Corporate                                             Adjustment
                                    Action                           Adjustment Factor             Required
                                   ------------------------  ---------------------------------  -------------
                                    Stock split                Shares Outstanding                     No
                                      (i.e., 2-for-1)          multiplied by 2;  Stock
                                                               Price divided by 2

                                    Share issuance             Shares Outstanding plus               Yes
                                      (i.e., change >= 5%)     newly issued Shares

                                    Share repurchase           Shares Outstanding minus              Yes
                                      (i.e., change >= 5%)     Repurchased Shares

                                    Special cash dividends     Share Price minus Special             Yes
                                                               Dividend

                                    Company Change             Add new company Market Value          Yes
                                                               minus old company Market
                                                               Value

                                    Rights Offering            Price of parent company minus         Yes
                                                                      Price of Rights
                                                                      ---------------
                                                                        Right Ratio

                                    Spin-Off                   Price of parent company minus         Yes
                                                                   Price of Spinoff Co.
                                                                   --------------------
                                                                   Share Exchange Ratio

                                                         PS-37
========================================================================================================================

                              Stock splits and stock dividends do not affect the Index Divisor of the S&P 500 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the
                              Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

                              Each of the corporate events exemplified in the table requiring an adjustment to the Index
                              Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the
                              "Post-Event Aggregate Market Value"). In order that the level of the S&P 500 Index (the
                              "Pre-Event Index Value") not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor ("New Divisor") is derived as follows:

                                 Post-Event Aggregate Market Value
                                 ---------------------------------   =   Pre-Event Index Value
                                            New Divisor

                                                                      Post-Event Market Value
                                     New Divisor          =           -----------------------
                                                                       Pre-Event Index Value

                              A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the
                              S&P 500 Index are updated as required by any changes in the number of shares outstanding.
                              After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500 Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 500 Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the
                              Index Divisor.

                              The official S&P U.S. indices moved to a float adjustment methodology in 2005 so that the indices reflect only those shares that are generally available to investors in the market rather than all of a company's outstanding shares. Float adjustment excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company's own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons.

                              In this pricing supplement, unless the context requires otherwise, references to the S&P
                              500 Index will include any Successor Index and references to S&P will include any successor to S&P.

                                                         PS-38
========================================================================================================================

Discontinuance of the S&P 500
  Index; Alteration of Method
  of Calculation...........   If the publisher of the S&P 500 Index discontinues publication of the S&P 500 Index and such publisher or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued S&P 500 Index (such index being referred to herein as a
                              "Successor Index"), then any subsequent Underlying Index Closing Value will be determined by reference to the published value of such Successor Index at the regular weekday close of trading on the Trading Day that any Underlying Index Closing Value is to be determined and any reference to the S&P 500 Index in this pricing supplement, including, without limitation, in any discussion relating to the Hypothetical Call Options, shall be deemed to refer to such Successor Index.

                              Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent
                              will cause written notice thereof to be furnished to the Trustee, to Morgan Stanley and to
                              DTC, as holder of the Securities, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the Securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

                              If the publisher of the S&P 500 Index discontinues publication of the S&P 500 Index prior to, and such discontinuance is continuing on any date on which the Underlying Index
                              Closing Value must be determined and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no Successor Index is available at such time, then the
                              Calculation Agent will determine the Underlying Index Closing Value for such date. The
                              Underlying Index Closing Value will be computed by the Calculation Agent in accordance with the formula for calculating the S&P 500 Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the Relevant Exchange on such date of each security most recently constituting the S&P 500 Index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P 500 Index may adversely affect the value of the Securities.

                              If at any time the method of calculating the S&P 500 Index or a Successor Index, or the value thereof, is changed in a material respect, or if the S&P 500 Index or a Successor
                              Index is in any other way modified so that such index does not, in the opinion of MS &
                              Co., as the Calculation Agent, fairly represent the value of the S&P 500 Index or such
                              Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the Index Closing Value is to be determined, make such calculations and adjustments as, in the

                                                         PS-39
========================================================================================================================

                              good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the S&P 500 Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation
                              Agent will calculate the S&P 500 Index Closing Value with reference to the S&P 500 Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the S&P
                              500 Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the S&P 500 Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Historical Information on
  the S&P 500 Index........   The following table sets forth the published high and low Index Closing Values, as well as end-of-quarter Index Closing Values, of the S&P 500 Index for each quarter in the period from January 1, 2001 through July 21, 2006. The Index Closing Value on July 21, 2006 was
                              1,240.29. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the S&P 500 Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the S&P 500 Index on the Determination Date.

                                      S&P 500 Index               High       Low     Period End
                              -----------------------------    ----------  --------  ----------
                              2001
                              First Quarter.............        1,373.73   1,117.58   1,160.33
                              Second Quarter............        1,312.83   1,103.25   1,224.42
                              Third Quarter.............        1,236.72     965.80   1,040.94
                              Fourth Quarter............        1,170.35   1,038.55   1,148.08

                              2002
                              First Quarter.............        1,172.51   1,080.17   1,147.39
                              Second Quarter............        1,146.54     973.53     989.82
                              Third Quarter.............          989.03     797.70     815.28
                              Fourth Quarter............          938.87     776.76     879.82
                              2003
                              First Quarter.............          931.66     800.73     848.18
                              Second Quarter............        1,011.66     858.48     974.50
                              Third Quarter.............        1,039.58     965.46     995.97
                              Fourth Quarter............        1,111.92   1,018.22   1,111.92
                              2004
                              First Quarter.............        1,157.76   1,091.33   1,126.21
                              Second Quarter............        1,150.57   1,084.10   1,140.84
                              Third Quarter.............        1,129.30   1,063.23   1,114.58
                              Fourth Quarter............        1,213.55   1,094.81   1,211.92
                              2005
                              First Quarter.............        1,225.31   1,163.75   1,180.59
                              Second Quarter............        1,216.96   1,137.50   1,191.33
                              Third Quarter.............        1,245.04   1,194.44   1,228.81
                              Fourth Quarter............        1,272.74   1,176.84   1,248.29
                              2006
                              First Quarter.............        1,307.25   1,254.78   1,300.25
                              Second Quarter............        1,325.76   1,223.69   1,272.87
                              Third Quarter (through July
                                21, 2006) ..............        1,280.19   1,234.49   1,240.29

                                                         PS-40
========================================================================================================================

Historical Information on
  the Equity Component and
  the Underlying Index.....   The following table sets forth the Equity Component Closing Values, as well as the
                              Underlying Index Closing Values in the period from June 23, 2006 through July 21, 2006.
                              The Equity Component Closing Value on July 21, 2006 was 99.66 and the Underlying Index
                              Closing Value on July 21, 2006 was 99.66. The values of the Equity Component and the
                              Underlying Index Closing Values are tracked by us and are not published by any independent third party source. The historical values of the Equity Component and the Underlying Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the Equity Component and the Underlying Index on the Determination
                              Date.

                                                                                            Underlying
                                                               Equity Component Closing    Index Closing
                                                  Date                   Value                 Value
                                             ---------------  --------------------------  ---------------
                                              June 23, 2006             100.00                100.00
                                              June 26, 2006             100.49                100.48
                                              June 27, 2006              99.60                 99.57
                                              June 28, 2006             100.26                100.12
                                              June 29, 2006             101.79                102.28
                                              June 30, 2006             101.58                102.06
                                              July 3, 2006              102.10                102.86
                                              July 5, 2006              101.62                102.12
                                              July 6, 2006              101.90                102.37
                                              July 7, 2006              101.51                101.68
                                              July 10, 2006             101.65                101.83
                                              July 11, 2006             101.94                102.25
                                              July 12, 2006             101.39                101.13
                                              July 13, 2006             100.48                 99.82
                                              July 14, 2006             100.03                 99.33
                                              July 17, 2006              99.82                 99.19
                                              July 18, 2006             100.18                 99.38
                                              July 19, 2006             101.87                101.23
                                              July 20, 2006             101.20                100.37
                                              July 21, 2006              99.66                 99.66

Hypothetical Historical
  Data on the Reference
  Index....................   The following tables and graphs set forth hypothetical historical levels of the Reference
                              Index, monthly coupon (per $10 principal amount of the Securities), and the value of the
                              Equity Component (one unit) at the end of each month during seven different five-year periods beginning on the first day of January in 1996, 1997, 1998, 1999, 2000 and 2001 and
                              on July 2, 2001. This hypothetical historical information has been calculated as if the
                              Reference Index existed during the relevant periods and should not be taken as an indication of the future performance of the Reference Index over the term of the
                              Securities or future Coupon Payments or the actual total payment on the Maturity Date of the Securities.

                              The following hypothetical historical information has been calculated by the Calculation
                              Agent on the same basis as the Reference Index and the Coupon Payments will be calculated.
                              However, the calculations used to determine the hypothetical historical closing levels of the Reference Index contain necessary assumptions, estimates and approximations that may not be reflected in the calculation of the level of the Reference Index and Coupon
                              Payments over the term of the Securities, including the principal assumptions set forth below. As a result, the following hypothetical historical

                                                         PS-41
========================================================================================================================

                              values of the Reference Index and monthly Coupon Payments may be different than they would have been if those assumptions had not been made and those estimates and approximations had not been necessary to calculate these hypothetical historical values.

                              The calculations assume that:

                              o    the Reference Index was created on the first Business Day of each five-year period with a level of 97;

                              o    the initial allocations to the Equity Component and Zero-Coupon Bond Component are
                                   different in each example and were obtained based on the Targeted Equity Exposure as determined at the beginning of each five year period;

                              o    upon any modification to the S&P 500 Index, the adjusted price reported on Bloomberg which adjusts for that modification was used to reflect the impact of that modification on the S&P 500 Index as well as any call options related to that index;

                              o    the dividends in respect of the stocks included in the S&P 500 Index were equal to those reported by the publisher of the S&P 500 Index, as reported on Bloomberg;

                              o    the estimates for each Monthly Coupon Payment Period of the dividends to be paid in respect of the stocks included in the S&P 500 Index used in connection with determining the value of the S&P 500 Index and exercise price for the hypothetical call options for that Monthly Coupon Payment Period were equal to the actual dividends paid on those stocks during that Monthly Coupon Payment Period; and

                              o    reallocations between the Equity Component and Zero-Coupon Bond Component were at mid-volatility or mid-swap rates (rather than at the bid-volatility or offered-swap rates which will be used for hypothetical purchases of the Equity Component or
                                   Zero-Coupon Bond Component, or the offered-volatility or bid-swap rates which will be used for hypothetical sales of the Equity Component or Zero-Coupon Bond Component, in
                                   order to effect a reallocation).

                              The following hypothetical historical values have not been verified by an independent third party. The options values were calculated using 85% of the historical implied mid-volatility available on Bloomberg for the one-month comparable listed options and the historical short-term mid-interest rates available on Bloomberg. Swap rates used to calculate the hypothetical historical Zero-Coupon Bond Component were taken from
                              Bloomberg.

                                                         PS-42
========================================================================================================================

                                     1996                            1997                            1998                            1999                           2000
                        ------------------------------  ------------------------------  ------------------------------  ------------------------------  -----------------------------
    Five Year Period    Reference             Equity    Reference             Equity    Reference             Equity    Reference             Equity    Reference            Equity
       Beginning          Index     Monthly  Component    Index     Monthly  Component    Index     Monthly  Component    Index     Monthly  Component    Index    Monthly  Component
    January 1, 1996       Level     Coupon     Price      Level     Coupon    Price       Level     Coupon     Price      Level     Coupon     Price      Level    Coupon     Price
----------------------  ---------  --------- ---------  ---------  --------  ---------  ---------  --------  ---------  ---------  --------  ---------  ---------  -------  ---------
January..............     95.47     0.07319     98.62     102.85    0.08381   107.37      104.30    0.08024    118.22     106.92    0.05283    134.63     106.26   0.05147    139.19
February.............     96.12     0.07421     99.37     105.96    0.08594   110.54      108.52    0.08417    123.18     106.43    0.06449    134.19     102.47   0.03402    129.99
March................     94.90     0.08234     98.33     102.04    0.11285   108.09      111.37    0.09261    126.56     108.84    0.07105    138.18     105.00   0.03889    136.96
April................     95.34     0.07291     98.91      98.54    0.07250   105.66      113.65    0.08645    129.30     110.14    0.06777    140.30     104.31   0.03527    134.18
May..................     96.79     0.07973    100.42      99.93    0.08085   107.22      111.61    0.11197    127.68     110.77    0.06701    141.50     103.51   0.03599    131.59
June.................     96.23     0.08047    100.05     104.08    0.08623   111.68      110.27    0.11395    126.73     111.50    0.07246    142.82     105.38   0.03844    136.47
July.................     91.69     0.07199     95.84     105.02    0.08457   112.77      114.11    0.11393    130.49     114.17    0.09063    147.36     106.17   0.03672    137.94
August...............     93.94     0.07351     98.12     103.19    0.08170   111.00      102.83    0.07407    118.88     107.73    0.06302    138.82     106.74   0.03774    139.01
September............     96.37     0.08233    100.60     108.67    0.09145   116.85       97.60    0.03736    112.15     107.69    0.06642    138.68     106.17   0.03800    136.59
October..............     98.11     0.07869    102.40     106.71    0.10868   116.08       99.31    0.02785    116.15     102.51    0.03797    129.55     104.58   0.02511    130.17
November.............     99.24     0.08187    103.61     104.65    0.08176   118.40      102.61    0.04868    126.00     105.59    0.04105    137.32     104.22   0.00000    127.46
December.............     99.31     0.08607    103.84     102.79    0.08262   116.39      104.04    0.05164    128.64     105.59    0.04268    137.22     103.72   0.01963    122.24

The Supplemental Redemption Amount per Security for this period would have been $0.37 and the aggregate value of the
Coupon Payments would have been $4.04191. The total return on your investment per Security for this five-year period would have been equal to 44.12% of the principal amount.

                                                        PS-43
========================================================================================================================

                                     1997                            1998                            1999                            2000                           2001
                        ------------------------------  ------------------------------  ------------------------------  ------------------------------  -----------------------------
    Five Year Period    Reference             Equity    Reference             Equity    Reference             Equity    Reference             Equity    Reference            Equity
       Beginning          Index     Monthly  Component    Index     Monthly  Component    Index     Monthly  Component    Index     Monthly  Component    Index    Monthly  Component
    January 1, 1997       Level     Coupon     Price      Level     Coupon    Price       Level     Coupon     Price      Level     Coupon     Price      Level    Coupon     Price
----------------------  ---------  --------- ---------  ---------  --------  ---------  ---------  --------  ---------  ---------  --------  ---------  ---------  -------  ---------
January..............    101.15     0.09444    103.50     102.62    0.09376    113.95     103.14    0.05589    129.77     101.96    0.06033    134.17      99.54   0.00000    120.60
February.............    104.59     0.09686    106.55     107.46    0.09837    118.74     102.61    0.06799    129.35      97.33    0.04128    125.30      99.37   0.00000    116.92
March................    100.34     0.12307    104.19     110.72    0.10825    121.99     105.09    0.07491    133.20     100.38    0.04719    132.02      98.24   0.00000    103.34
April................     95.19     0.07326    101.85     113.31    0.10107    124.63     106.41    0.07145    135.24      99.49    0.04280    129.34      99.13   0.00000    109.51
May..................     96.58     0.08170    103.35     110.79    0.13132    123.07     107.03    0.07065    136.40      98.20    0.04367    126.85      99.94   0.00000    113.85
June.................    100.76     0.08714    107.65     109.11    0.13367    122.16     107.73    0.07640    137.67     100.57    0.04665    131.55      99.70   0.00000    106.98
July.................    101.13     0.10746    108.71     113.54    0.13365    125.78     110.84    0.09560    142.05     101.41    0.04455    132.96     100.02   0.00000    106.68
August...............     98.67     0.10383    106.99     100.07    0.06566    114.59     103.55    0.06577    133.81     102.04    0.04579    134.00      99.95   0.00000    102.37
September............    105.48     0.11628    112.64      93.51    0.04015    108.10     103.52    0.06932    133.68     101.31    0.04611    131.66     100.23   0.00000     85.08
October..............    104.25     0.10949    111.90      95.31    0.02928    111.96      98.05    0.04397    124.88      99.34    0.03018    125.48     100.48   0.00000     94.58
November.............    103.20     0.09551    114.13      98.64    0.05150    121.46     101.50    0.04753    132.37      98.80    0.02971    122.86     100.69   0.00000     99.51
December.............    100.94     0.09653    112.19     100.13    0.05462    124.00     101.29    0.04942    132.27      98.13    0.00000    117.86     100.90   0.00000    100.03

The Supplemental Redemption Amount per Security for this period would have been $0.09 and the aggregate value of the
Coupon Payments would have been $3.49404. The total return on your investment per Security for this five-year period would have been equal to 35.84% of the principal amount.

                                                        PS-44
========================================================================================================================

                                     1998                            1999                            2000                            2001                           2002
                        ------------------------------  ------------------------------  ------------------------------  ------------------------------  -----------------------------
    Five Year Period    Reference             Equity    Reference             Equity    Reference             Equity    Reference             Equity    Reference            Equity
       Beginning          Index     Monthly  Component    Index     Monthly  Component    Index     Monthly  Component    Index     Monthly  Component    Index    Monthly  Component
    January 1, 1998       Level     Coupon     Price      Level     Coupon    Price       Level     Coupon     Price      Level     Coupon     Price      Level    Coupon     Price
----------------------  ---------  --------- ---------  ---------  --------  ---------  ---------  --------  ---------  ---------  --------  ---------  ---------  -------  ---------
January..............     95.38     0.08602     98.64      97.05    0.06182   112.33      96.98     0.05928    116.14     93.48     0.00000    104.39      98.91   0.00000     85.29
February.............     99.83     0.09024    102.78      96.55    0.05998   111.97      92.03     0.05420    108.46     93.50     0.00000    101.20      98.96   0.00000     83.53
March................    102.82     0.09931    105.60      98.72    0.06609   115.30      94.74     0.04419    114.28     93.14     0.00000     89.45      98.95   0.00000     86.60
April................    105.20     0.09271    107.88      99.90    0.06303   117.07      92.29     0.03130    111.96     93.93     0.00000     94.79      99.39   0.00000     83.57
May..................    103.51     0.09611    106.53      99.98    0.07944   118.07      90.61     0.04035    109.80     94.54     0.00000     98.55      99.64   0.00000     82.21
June.................    102.40     0.09780    105.74     100.82    0.08591   119.17      93.08     0.04310    113.87     94.79     0.00000     92.60      99.96   0.00000     73.46
July.................    105.73     0.09778    108.88     103.96    0.08595   122.95      93.86     0.04116    115.09     95.26     0.00000     92.35     100.15   0.00000     62.96
August...............     94.46     0.06233     99.19      97.72    0.07971   115.83      94.49     0.04230    115.99     95.87     0.00000     88.62     100.34   0.00000     68.24
September............     88.35     0.03757     93.57      97.52    0.08401   115.71      93.91     0.04260    113.97     97.38     0.00000     73.65     100.50   0.00000     62.11
October..............     90.01     0.02618     96.92      92.16    0.05478   108.10      92.05     0.01838    108.62     97.91     0.00000     81.87     100.64   0.00000     64.97
November.............     92.97     0.04554    105.14      96.31    0.05918   114.58      91.83     0.01810    106.35     98.13     0.00000     86.14     100.82   0.00000     66.84
December.............     94.36     0.04830    107.34      96.07    0.06153   114.49      91.97     0.00000    102.02     98.57     0.00000     86.60     100.96   0.00000     65.80

The Supplemental Redemption Amount per Security for this period would have been $0.096 and the aggregate value of the
Coupon Payments would have been $2.15629. The total return on your investment per Security for this five-year period would have been equal to 22.52% of the principal amount.

                                                        PS-45
========================================================================================================================

                                     1999                            2000                            2001                            2002                           2003
                        ------------------------------  ------------------------------  ------------------------------  ------------------------------  -----------------------------
    Five Year Period    Reference             Equity    Reference             Equity    Reference             Equity    Reference             Equity    Reference            Equity
       Beginning          Index     Monthly  Component    Index     Monthly  Component    Index     Monthly  Component    Index     Monthly  Component    Index    Monthly  Component
    January 1, 1999       Level     Coupon     Price      Level     Coupon    Price       Level     Coupon     Price      Level     Coupon     Price      Level    Coupon     Price
----------------------  ---------  --------- ---------  ---------  --------  ---------  ---------  --------  ---------  ---------  --------  ---------  ---------  -------  ---------
January..............      98.19    0.08093    101.25      97.03    0.09387   104.68       90.89    0.02240     94.09      95.00    0.00000     76.88      99.64   0.00000     59.49
February.............      97.74    0.07853    100.92      89.83    0.06053    97.76       90.34    0.02176     91.22      95.23    0.00000     75.29      99.85   0.00000     55.95
March................      99.99    0.10901    103.92      93.98    0.06921   103.00       89.15    0.00000     80.63      94.58    0.00000     78.06     100.00   0.00000     59.09
April................     101.74    0.10399    105.52      92.40    0.06276   100.91       89.91    0.00000     85.44      95.44    0.00000     75.33     100.08   0.00000     58.95
May..................     102.57    0.10285    106.42      90.59    0.06405    98.97       90.54    0.00000     88.83      95.82    0.00000     74.10     100.24   0.00000     60.83
June.................     103.57    0.11126    107.41      93.69    0.06842   102.64       90.74    0.00000     83.47      96.85    0.00000     66.22     100.49   0.00000     62.11
July.................     107.55    0.11133    110.82      94.55    0.06534   103.74       91.23    0.00000     83.24      97.61    0.00000     56.75     100.51   0.00000     61.96
August...............      99.33    0.10327    104.40      95.21    0.06715   104.55       91.69    0.00000     79.87      98.12    0.00000     61.51     100.59   0.00000     61.80
September............      98.96    0.10888    104.30      93.86    0.06762   102.72       93.28    0.00000     66.38      98.52    0.00000     55.98     100.70   0.00000     63.26
October..............      91.48    0.06917     97.43      90.31    0.03155    97.90       94.04    0.00000     73.79      98.62    0.00000     58.56     100.79   0.00000     63.44
November.............      96.57    0.07472    103.28      89.62    0.03106    95.86       93.85    0.00000     77.64      99.11    0.00000     60.25     100.90   0.00000     63.20
December.............      96.37    0.07770    103.20      89.17    0.03070    91.95       93.98    0.00000     78.06      99.47    0.00000     59.31     100.99   0.00000     64.40

The Supplemental Redemption Amount per Security for this period would have been $0.099 and the aggregate value of the
Coupon Payments would have been $1.88805. The total return on your investment per Security for this five-year period would have been equal to 19.87% of the principal amount.

                                                        PS-46
========================================================================================================================

                                     2000                            2001                            2002                            2003                           2004
                        ------------------------------  ------------------------------  ------------------------------  ------------------------------  -----------------------------
    Five Year Period    Reference             Equity    Reference             Equity    Reference             Equity    Reference             Equity    Reference            Equity
       Beginning          Index     Monthly  Component    Index     Monthly  Component    Index     Monthly  Component    Index     Monthly  Component    Index    Monthly  Component
    January 1, 2000       Level     Coupon     Price      Level     Coupon    Price       Level     Coupon     Price      Level     Coupon     Price      Level    Coupon     Price
----------------------  ---------  --------- ---------  ---------  --------  ---------  ---------  --------  ---------  ---------  --------  ---------  ---------  -------  ---------
January..............      93.29    0.10419     97.32      85.36    0.02005    87.48       89.98    0.00000     71.48      97.25    0.00000     55.30      99.71   0.00000    60.61
February.............      85.35    0.06462     90.89      84.85    0.00000    84.81       90.39    0.00000     70.00      97.73    0.00000     52.02      99.87   0.00000    60.84
March................      89.68    0.07388     95.76      84.24    0.00000    74.96       89.33    0.00000     72.57      97.64    0.00000     54.94     100.03   0.00000    59.00
April................      86.94    0.05006     93.82      84.68    0.00000    79.44       90.40    0.00000     70.03      98.04    0.00000     54.80     100.01   0.00000    60.11
May..................      84.72    0.06515     92.01      85.12    0.00000    82.58       90.83    0.00000     68.89      98.73    0.00000     56.56     100.00   0.00000    57.95
June.................      87.74    0.06960     95.42      85.44    0.00000    77.60       92.47    0.00000     61.56      99.15    0.00000     57.74     100.01   0.00000    59.46
July.................      88.55    0.06647     96.45      85.92    0.00000    77.39       93.78    0.00000     52.76      98.94    0.00000     57.61     100.17   0.00000    57.71
August...............      89.18    0.06831     97.20      86.60    0.00000    74.26       94.52    0.00000     57.19      98.75    0.00000     57.46     100.35   0.00000    57.54
September............      87.74    0.06879     95.50      88.56    0.00000    61.72       95.56    0.00000     52.04      99.10    0.00000     58.81     100.46   0.00000    58.64
October..............      84.38    0.02883     91.02      89.38    0.00000    68.60       95.52    0.00000     54.45      99.05    0.00000     58.99     100.60   0.00000    57.60
November.............      83.68    0.02839     89.12      88.84    0.00000    72.18       96.22    0.00000     56.01      99.32    0.00000     58.75     100.77   0.00000    58.05
December.............      83.65    0.02048     85.49      88.52    0.00000    72.57       96.85    0.00000     55.14      99.49    0.00000     59.87     100.94   0.00000    58.90

The Supplemental Redemption Amount per Security for this period would have been $0.094 and the aggregate value of the Coupon Payments would have been $0.72882.  The total return on your investment per Security for this five-year period would have been equal to 8.23% of the principal amount.

                                                        PS-47
========================================================================================================================

                                     2001                            2002                            2003                            2004                           2005
                        ------------------------------  ------------------------------  ------------------------------  ------------------------------  -----------------------------
    Five Year Period    Reference             Equity    Reference             Equity    Reference             Equity    Reference             Equity    Reference            Equity
       Beginning          Index     Monthly  Component    Index     Monthly  Component    Index     Monthly  Component    Index     Monthly  Component    Index    Monthly  Component
    January 1, 2001       Level     Coupon     Price      Level     Coupon    Price       Level     Coupon     Price      Level     Coupon     Price      Level    Coupon     Price
----------------------  ---------  --------- ---------  ---------  --------  ---------  ---------  --------  ---------  ---------  --------  ---------  ---------  -------  ---------
January..............     101.87    0.09052    104.63      86.93    0.00000    85.49       93.82    0.00000     66.15      97.27    0.00000     72.50      98.10   0.00000     68.95
February.............      98.30    0.08792    101.44      87.07    0.00000    83.73       94.66    0.00000     62.22      97.47    0.00000     72.77      98.23   0.00000     69.80
March................      87.25    0.04866     89.66      86.52    0.00000    86.81       94.21    0.00000     65.71      98.02    0.00000     70.57      98.36   0.00000     69.10
April................      89.21    0.04308     95.02      87.06    0.00000    83.77       94.97    0.00000     65.55      97.51    0.00000     71.90      98.63   0.00000     66.39
May..................      91.20    0.04633     98.78      87.21    0.00000    82.40       96.52    0.00000     67.65      96.94    0.00000     69.31      98.92   0.00000     67.89
June.................      87.25    0.03808     92.82      88.01    0.00000    73.64       97.03    0.00000     69.07      96.85    0.00000     71.12      99.14   0.00000     68.25
July.................      87.35    0.03576     92.56      89.34    0.00000    63.11       96.31    0.00000     68.90      97.35    0.00000     69.03      99.37   0.00000     68.86
August...............      86.12    0.02330     88.83      90.34    0.00000    68.40       95.53    0.00000     68.73      97.79    0.00000     68.83      99.68   0.00000     68.43
September............      84.62    0.00000     73.82      92.00    0.00000    62.25       96.31    0.00000     70.35      97.95    0.00000     70.14      99.97   0.00000     69.42
October..............      86.23    0.00000     82.06      91.72    0.00000    65.13       96.03    0.00000     70.55      98.07    0.00000     68.90     100.32   0.00000     66.18
November.............      86.20    0.00000     86.34      92.60    0.00000    67.00       96.48    0.00000     70.28      97.87    0.00000     69.43     100.63   0.00000     67.12
December.............      85.72    0.00000     86.81      93.35    0.00000    65.96       96.76    0.00000     71.61      97.95    0.00000     70.49     100.96   0.00000     67.39

The Supplemental Redemption Amount per Security for this period would have been $0.096 and the aggregate value of the Coupon Payments would have been $0.41365.  The total return on your investment per Security for this five-year period would have been equal to 5.10% of the principal amount.

                                                        PS-48
========================================================================================================================

                                     2001                            2002                            2003                            2004                           2005                           2006
                        ------------------------------  ------------------------------  ------------------------------  ------------------------------  -----------------------------  -----------------------------
    Five Year Period    Reference             Equity    Reference             Equity    Reference             Equity    Reference             Equity    Reference            Equity    Reference            Equity
       Beginning          Index     Monthly  Component    Index     Monthly  Component    Index     Monthly  Component    Index     Monthly  Component    Index    Monthly  Component    Index    Monthly  Component
     July 2, 2001         Level     Coupon     Price      Level     Coupon    Price       Level     Coupon     Price      Level     Coupon     Price      Level    Coupon     Price      Level    Coupon     Price
----------------------  ---------  --------- ---------  ---------  --------  ---------  ---------  --------  ---------  ---------  --------  ---------  ---------  -------  ---------  ---------  -------  ---------
January............                                        87.60    0.03073    90.62       91.65    0.00000     70.11      95.42    0.00000    76.85       96.10   0.00000    73.07       98.79   0.00000    70.89
February...........                                        87.28    0.02067    88.74       92.60    0.00000     65.95      95.60    0.00000    77.13       96.09   0.00000    73.98       99.09   0.00000    71.72
March..............                                        87.11    0.02298    92.01       91.99    0.00000     69.65      96.39    0.00000    74.80       96.08   0.00000    73.24       99.47   0.00000    72.27
April..............                                        87.00    0.02069    88.79       92.88    0.00000     69.48      95.56    0.00000    76.21       96.44   0.00000    70.37       99.92   0.00000    72.48
May................                                        86.75    0.01570    87.34       94.79    0.00000     71.71      94.61    0.00000    73.47       96.71   0.00000    71.96      100.31   0.00000    70.05
June...............                                        86.63    0.00000    78.05       95.38    0.00000     73.21      94.51    0.00000    75.38       96.91   0.00000    72.34      100.70   0.00000    69.16
July...............        95.08    0.07481     98.11      86.77    0.00000    66.89       94.33    0.00000     73.03      95.34    0.00000    73.17       97.05   0.00000    72.99
August.............        91.15    0.07587     94.14      87.88    0.00000    72.50       93.21    0.00000     72.85      95.87    0.00000    72.95       97.28   0.00000    72.53
September..........        84.13    0.00000     78.25      89.86    0.00000    65.98       94.26    0.00000     74.56      96.07    0.00000    74.34       97.64   0.00000    73.58
October............        87.14    0.01856     86.97      89.44    0.00000    69.03       93.89    0.00000     74.78      96.26    0.00000    73.03       97.82   0.00000    70.15
November...........        87.88    0.02545     91.51      90.46    0.00000    71.01       94.47    0.00000     74.49      95.90    0.00000    73.59       98.05   0.00000    71.14
December...........        87.26    0.03203     92.00      91.26    0.00000    69.91       94.80    0.00000     75.90      95.99    0.00000    74.71       98.37   0.00000    71.42

The Supplemental Redemption Amount per Security for this period would have been $0.07 and the aggregate value of the
Coupon Payments would have been $0.33749. The total return on your investment per Security for this five-year period would have been equal to 4.07% of the principal amount.

                                                        PS-49
========================================================================================================================

Use of Proceeds and
  Hedging..................   The net proceeds we receive from the sale of the Securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the
                              Securities through one or more of our subsidiaries. The original issue price of the
                              Securities includes the Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Securities. The cost of hedging is expected to be covered by the Reference Index Adjustment Factor and the Equity Component Adjustment
                              Factor, and it includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                              On or prior to the day we price the Securities for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the Securities by taking positions in the stocks comprising the S&P 500 Index, call options on the S&P 500 Index, in futures or options contracts on the S&P 500 Index or its component securities listed on major securities markets, and in USD interest rate swaps.
                              Such purchase activity could potentially increase the value of the S&P 500 Index and/or lower the sale price of options on the S&P 500 Index, and, therefore, the value at which the S&P 500 Index must close on the Determination Date before you would receive at maturity a payment that exceeds the principal amount of the Securities. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Securities, including on the Coupon Payment Dates and the Determination Date, by
                              purchasing and selling the stocks comprising the S&P 500 Index, call options on the S&P
                              500 Index, futures or options contracts on the S&P 500 Index or its component stocks listed on major securities markets and USD interest rate swaps that we may wish to use in connection with such hedging activities, including by purchasing and/or selling any such securities or instruments on the Coupon Payment Dates and the Determination Date. We
                              cannot give any assurance that our hedging activities will not affect the value of the S&P
                              500 Index or call options on the S&P 500 Index and, therefore, adversely affect the value of the S&P 500 Index or call options on the S&P 500 Index on the Monthly Income
                              Determination Dates or the Determination Date, thereby adversely affecting the Coupon
                              Payments you may receive during the term of the Securities or the payment that you will receive at maturity.

Supplemental Information
  Concerning Plan of
  Distribution.............   Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of Securities set forth on the cover of this pricing supplement. The
                              Agent proposes initially to offer the Securities directly to the public at the public offering price set forth on the cover page of this pricing supplement. The

                                                         PS-50
========================================================================================================================

                              Agent may allow a concession not in excess of      % per Security to other dealers, which
                              may include Morgan Stanley & Co. International Limited and Bank Morgan Stanley AG. In
                              addition to the commissions paid at the time of the initial offering of the Securities, the Agent expects to pay commissions on an annual basis to brokerage firms, which may include MS & Co. and its affiliates, whose clients purchased Securities in the initial offering and who continue to hold their Securities. These additional commissions will accrue at an annual rate of 0.5% per Security for each day that hypothetical funds are allocated to the Equity Component. After the initial offering, the Agent may vary the offering price and other selling terms from time to time.

                              We expect to deliver the Securities against payment therefor in New York, New York on
                                            , 2006, which will be the fifth scheduled Business Day following the date of this pricing supplement and of the pricing of the Securities. Under Rule 15c6-1 of the
                              Exchange Act, trades in the secondary market generally are required to settle in three
                              Business Days, unless the parties to any such trade expressly agree otherwise.
                              Accordingly, purchasers who wish to trade Securities on the date of pricing or the next succeeding Business Day will be required, by virtue of the fact that the Securities initially will settle in five Business Days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

                              In order to facilitate the offering of the Securities, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities.
                              Specifically, the Agent may sell more Securities than it is obligated to purchase in connection with the offering, creating a naked short position in the Securities for its own account. The Agent must close out any naked short position by purchasing the
                              Securities in the open market. A naked short position is more likely to be created if the
                              Agent is concerned that there may be downward pressure on the price of the Securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, Securities in the open market to stabilize the price of the Securities. Any of these activities may raise or maintain the market price of the Securities above independent market levels or prevent or retard a decline in the market price of the
                              Securities. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of Securities. See "--Use of Proceeds and Hedging" above.

                              General

                              No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.

                                                         PS-51
========================================================================================================================

                              No offers, sales or deliveries of the Securities, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                              The Agent has represented and agreed, and each dealer through which we may offer the
                              Securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the
                              Securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Securities. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                              Brazil

                              The Securities have not been and will not be registered with the Comissao de Calores
                              Mobiliarios (The Brazilian Securities Commission). The Securities may not be offered or sold in the Federative Republic of Brazil ("Brazil") except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

                              Chile

                              The Securities have not been registered with the Superintendencia de Valores y Seguros in
                              Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the Securities or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                              Hong Kong

                              No action has been taken to permit an offering of the Securities to the public in Hong
                              Kong as the Securities have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the
                              Securities, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong
                              Kong ("SFO") and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

                                                         PS-52
========================================================================================================================

                              Mexico

                              The Securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be
                              offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                              Singapore

                              The Agent and each dealer represent and agree that they will not offer or sell the
                              Securities nor make the Securities the subject of an invitation for subscription or purchase, nor will they circulate or distribute the Information Memorandum or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities, whether directly or indirectly, to persons in Singapore other than:

                              (a) an institutional investor (as defined in section 4A of the Securities and Futures Act
                              (Chapter 289 of Singapore (the "SFA"));

                              (b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

                              (c) a person who acquires the Securities for an aggregate consideration of not less than
                              Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

                              (d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

License Agreement between S&P
  and Morgan Stanley.......   S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500 Index, which is owned and published by
                              S&P, in connection with securities, including the Securities.

                              The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

                              The Securities are not sponsored, endorsed, sold or promoted by The S&P Stock Market, Inc.
                              (including its affiliates) (S&P, with its affiliates, are referred to as the
                              "Corporations"). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Securities. The
                              Corporations make no representation or warranty, express or implied, to the holders of the
                              Securities or

                                                         PS-53
========================================================================================================================

                              any member of the public regarding the advisability of investing in securities generally or in the Securities particularly, or the ability of the S&P 500 Index(R) to track general stock market performance. The Corporations' only relationship to us (the "Licensee") is in the licensing of the S&P 500(R), S&P 500 Index(R) and S&P(R) trademarks or service marks and certain trade names of the Corporations and the use of the S&P 500 Index(R) which is determined, composed and calculated by S&P without regard to the Licensee or the
                              Securities. S&P has no obligation to take the needs of the Licensee or the owners of the
                              Securities into consideration in determining, composing or calculating the S&P 500
                              Index(R). The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Securities.

                              THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE S&P
                              500 INDEX(R) OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR
                              IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE SECURITIES, OR ANY
                              OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX(R) OR ANY DATA INCLUDED THEREIN.
                              THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL
                              WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO
                              THE S&P 500 INDEX(R) OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING,
                              IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL,
                              INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE
                              POSSIBILITY OF SUCH DAMAGES.

                              The "S&P(R)," "S&P 500(R)" and "S&P 500 Index(R)" are trademarks of The S&P Stock Market,
                              Inc. and have been licensed for use by Morgan Stanley. The Securities have not been passed on by the Corporations as to their legality or suitability. The Securities are not issued, endorsed, sold or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND
                              BEAR NO LIABILITY WITH RESPECT TO THE SECURITIES.

Benefit Plan Investor
  Considerations...........   Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the
                              Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                                         PS-54
========================================================================================================================

                              In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and
                              Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person"
                              within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans
                              (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the Securities are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the
                              Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                              The U.S. Department of Labor has issued five prohibited transaction class exemptions
                              ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Securities. Those class exemptions are PTCE
                              96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                              Because we may be considered a party in interest with respect to many Plans, the
                              Securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity
                              (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or with any assets of a non-U.S., governmental or church plan that is subject to any non-U.S., federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a non-U.S., governmental or church plan, any substantially similar non-U.S., federal, state or local law).

                                                         PS-55
========================================================================================================================

                              Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Securities on behalf of or with
                              "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                              Purchasers of the Securities have exclusive responsibility for ensuring that their purchase, holding and disposition of the Securities do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to non-U.S., governmental or church plans, as described above. The sale of any Securities to a Plan or
                              Plan Asset Entity is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements by Plans or
                              Plan Asset Entities generally or any particular Plan or Plan Asset Entity, or that such an investment is appropriate for Plans or Plan Asset Entities generally or any particular
                              Plan or Plan Asset Entity.

United States Federal
  Income Taxation..........   Prospective investors should note that the discussion below and the discussion under the section called "United States Federal Taxation" in the accompanying prospectus supplement do not describe the tax consequences of investing in the Securities for tax exempt entities, including an "individual retirement account" or "Roth IRA" as defined respectively in Section 408 and 408A of the Internal Revenue Code of 1986, as amended.
                              Such investors should consult their own tax advisors regarding the federal tax consequences of investing in and owning the Securities.

                              In the opinion of Davis Polk & Wardwell, our counsel, the Securities will be treated as
                              "contingent payment debt instruments" for U.S. federal income tax purposes, subject to the conditions and limitations set forth in the accompanying prospectus supplement in the section called "United States Federal Taxation."

                              U.S. Holders

                              Please read the sections called "United States Federal Taxation -- Tax Consequences to
                              U.S. Holders -- Notes -- Notes Linked to Commodity Prices, Single Securities, Baskets of
                              Securities or Indices" and "United States Federal Taxation -- Tax Consequences to U.S.
                              Holders -- Backup Withholding and Information Reporting" of the accompanying prospectus supplement concerning the U.S. federal income tax consequences of investing in the
                              Securities. The sections in the accompanying prospectus supplement referred to above are hereafter referred to as the "Tax Disclosure Sections."

                              In summary, U.S. Holders will, regardless of their method of accounting for U.S. federal income tax purposes, be required to accrue original issue discount ("OID") as interest income on the Securities on a constant yield basis in each year that they hold the
                              Securities, and pay taxes annually on the amount of accrued OID,

                                                         PS-56
========================================================================================================================

                              adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the Securities, as discussed in the accompanying prospectus supplement under the section called "United States Federal
                              Taxation - Tax Consequences to U.S. Holders - Notes - Optionally Exchangeable Notes -
                              Adjustments to Interest Accruals on the Notes." Any gain recognized by U.S. Holders on the sale or exchange, or at maturity, of the Securities will generally be treated as ordinary income.

                              In summary, U.S. Holders will, regardless of their method of accounting for U.S. federal income tax purposes, be required to accrue original issue discount ("OID") as interest income on the Securities on a constant yield basis in each year that they hold the
                              Securities, and pay taxes annually on the amount of accrued OID, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the Securities, as discussed in the accompanying prospectus supplement under the section called "United States Federal Taxation - Tax Consequences to
                              U.S. Holders - Notes - Optionally Exchangeable Notes - Adjustments to Interest Accruals on
                              the Notes." Any gain recognized by U.S. Holders on the sale or exchange, or at maturity, of the Securities will generally be treated as ordinary income.

                              The rate of accrual of OID on the Securities is the "comparable yield" as described in the
                              Tax Disclosure Sections of the accompanying prospectus supplement. If the Securities were issued on July 19, 2006, the comparable yield would be an annual rate of 5.6575%
                              compounded monthly and the projected payment schedule with respect to a Security (assuming an issue price of $10 and a day count convention of 30 days per month and 360 days per year) would consist of the following payments:

                                                             PROJECTED                         PROJECTED
                                            DATE             PAYMENTS           DATE           PAYMENTS
                                        ------------         ---------      ------------       ---------
                                        Sep 20, 2006         $0.03143       Mar 25, 2009       $0.04715
                                        Oct 25, 2006         $0.05500       Apr 22, 2009       $0.04243
                                        Nov 22, 2006         $0.04243       May 20, 2009       $0.04400
                                        Dec 20, 2006         $0.04400       Jun 24, 2009       $0.05343
                                        Jan 24, 2007         $0.05343       Jul 22, 2009       $0.04400
                                        Feb 22, 2007         $0.04400       Aug 26, 2009       $0.05343
                                        Mar 21, 2007         $0.04557       Sep 23, 2009       $0.04243
                                        Apr 25, 2007         $0.05343       Oct 21, 2009       $0.04400
                                        May 23, 2007         $0.04400       Nov 25, 2009       $0.05343
                                        Jun 20, 2007         $0.04243       Dec 23, 2009       $0.04400
                                        Jul 25, 2007         $0.05500       Jan 21, 2010       $0.04400
                                        Aug 22, 2007         $0.04243       Feb 24, 2010       $0.05186
                                        Sep 26, 2007         $0.05343       Mar 24, 2010       $0.04715
                                        Oct 24, 2007         $0.04400       Apr 21, 2010       $0.04243
                                        Nov 21, 2007         $0.04243       May 26, 2010       $0.05500
                                        Dec 27, 2007         $0.05658       Jun 23, 2010       $0.04243
                                        Jan 24, 2008         $0.04243       Jul 21, 2010       $0.04400
                                        Feb 21, 2008         $0.04243       Aug 25, 2010       $0.05343

                                                         PS-57
========================================================================================================================

                                        Mar 26, 2008         $0.05500       Sep 22, 2010       $ 0.04243
                                        Apr 23, 2008         $0.04243       Oct 20, 2010       $ 0.04400
                                        May 21, 2008         $0.04400       Nov 24, 2010       $ 0.05343
                                        Jun 25, 2008         $0.05343       Dec 22, 2010       $ 0.04400
                                        Jul 23, 2008         $0.04400       Jan 26, 2011       $ 0.05343
                                        Aug 20, 2008         $0.04243       Feb 24, 2011       $ 0.04400
                                        Sep 24, 2008         $0.05343       Mar 23, 2011       $ 0.04557
                                        Oct 22, 2008         $0.04400       Apr 20, 2011       $ 0.04243
                                        Nov 26, 2008         $0.05343       May 25, 2011       $ 0.05500
                                        Dec 24, 2008         $0.04400       Jun 22, 2011       $ 0.04243
                                        Jan 22, 2009         $0.04400       July 20, 2011      $ 0.04400
                                        Feb 25, 2009         $0.05186       Aug 26, 2011       $10.05658

                              However, the comparable yield and the projected payment schedule of the Securities will be determined on the pricing date and may be different from the comparable yield and the projected payment schedule set forth above. The actual comparable yield and the projected payment schedule of the Securities as of the pricing date will be updated in the final pricing supplement.

                              The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders' OID accruals and adjustments in respect of the Securities, and we make no representation regarding the actual amounts of payments that will be made on a Security.

                              Upon the occurrence of certain events (for example, a Defeasance Event or if the weighting of the Equity Component is otherwise reduced to zero), one or more contingent payments on the Securities will become fixed prior to the six-month period ending on the due date of such contingent payments. In such case, special rules will apply as described in the accompanying prospectus supplement under the section called "United States Federal
                              Taxation - Tax Consequences to U.S. Holders - Notes - Optionally Exchangeable Notes -
                              Adjustments to Interest Accruals on the Notes."

                              Non-U.S. Holders

                              If you are a non-U.S. investor, please read the discussions under "United States Federal
                              Taxation -- Tax Consequences to Non-U.S. Holders" in the accompanying prospectus supplement concerning the U.S. federal income and withholding tax consequences of investing in the Securities. Subject to the discussion in the accompanying prospectus supplement concerning backup withholding, payments on a Security by us or a paying agent to a Non-U.S. Holder (as defined in the accompanying prospectus supplement) and gain realized by a Non-U.S. Holder on the sale, exchange or other disposition of a Security will not be subject to U.S. federal or income withholding tax, provided that the requirements described under the section called "United States Federal Taxation -- Tax
                              Consequences to Non-U.S. Holders -- Notes -- In General" in the accompanying prospectus supplement are met. Non-U.S. investors should also note that the discussion in the accompanying prospectus

                                                         PS-58
========================================================================================================================

                              supplement does not address the tax consequences to non-U.S. investors for whom income or gain in respect of the Securities is effectively connected with a trade or business in the
                              United States. Non-U.S. investors should consult their own tax advisors regarding the potential tax consequences of investing in the Securities.

                              You are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of investing in the Securities, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                         PS-59
========================================================================================================================

                                             INDEX OF DEFINED TERMS

Adjusted Annual Target Yield..................  PS-31          Underlying Index Closing Value................ PS-23
Agent.........................................  PS-33          Underlying Index Reallocation Event........... PS-27
Annual Target Yield...........................  PS-31          Unit.......................................... PS-26
Bond Floor....................................  PS-26          USD Swap Rates................................ PS-25
Buffer........................................  PS-27          Zero-Coupon Bond Component.................... PS-24
Calculation Agent.............................  PS-35          Zero-Coupon Bond Component
Coupon Payments...............................  PS-18              Closing Value............................. PS-24
Coupon Payment Dates..........................  PS-18
Current Option Value..........................  PS-24
Daily Leverage Charge.........................  PS-25
Defeasance Event..............................  PS-28
Determination Date............................  PS-21
Dividend Yield................................  PS-31
Equity Component..............................  PS-22
Equity Component Adjustment Factor............  PS-30
Equity Component Closing Value................  PS-23
Gap Ratio.....................................  PS-26
Hypothetical Call Options.....................  PS-31
Hypothetical Monthly Income...................  PS-30
Index Business Day............................  PS-21
Index Component...............................  PS-22
Last Reference Index Value....................  PS-27
Leverage Component............................  PS-25
Market Disruption Event.......................  PS-33
Monthly Coupon Payment Period.................  PS-18
Monthly Income Accrual Date...................  PS-18
Monthly Income Determination Date.............  PS-18
Multiple......................................  PS-27
Payment at Maturity...........................  PS-20
Premium Adjustment............................  PS-31
Pricing Date..................................  PS-18
Reallocation Determination Events.............  PS-26
Record Date...................................  PS-20
Reference Index...............................  PS-22
Reference Index Adjustment Factor.............  PS-26
Reference Index Reallocation
    Procedures................................  PS-28
Reference Index Closing Value.................  PS-21
Reference Index Final Value...................  PS-21
Reference Index Initial Value.................  PS-21
Reference Index Percent Change................  PS-20
Relevant Exchange.............................  PS-34
S&P 500 Index.................................  PS-36
S&P 500 Index Closing Value...................  PS-28
Senior Note or Subordinated Note..............  PS-33
Special Opening Quotation.....................  PS-18
Successor Index...............................  PS-38
Supplemental Redemption Amount................  PS-20
Target Gap Risk Range.........................  PS-26
Targeted Equity Exposure......................  PS-27
Targeted Monthly Premium......................  PS-31
Trading Day...................................  PS-22
Trustee.......................................  PS-33

                                                         PS-60
========================================================================================================================

                                                       ANNEX A

                                 HYPOTHETICAL PAYMENTS AT MATURITY ON THE SECURITIES

     At maturity, if the reference index final value is greater than the threshold value, for each $10 principal amount of securities that you hold you will receive a supplemental redemption amount in addition to the principal amount of $10. The supplemental redemption amount will be calculated by the calculation agent on the determination date and is equal to (i) $10 times (ii) the percentage, if any, by which the reference index final value exceeds the threshold value.

     Presented below is a hypothetical example showing how the payment on the securities at maturity, including the supplemental redemption amount, is calculated.

     Example:

     The reference index final value is 25% greater than the threshold value.

Reference index initial value:   97
Threshold value:                100
Reference index final value:    125

                                                            125 - 100
             Supplemental Redemption Amount per  =  $10  x  ---------  =  $2.50
                Security                                       100

     In the example above, without regard to any coupon payment that may be due at maturity, the total payment at maturity per Security would equal $12.50, which is the sum of the principal amount of $10 and a supplemental redemption amount of $2.50.

     If the reference index final value is less than or equal to the threshold value, you will not receive any supplemental redemption amount and will receive only the return of your $10 principal amount at maturity, plus a final coupon payment, if any.

     You can review the hypothetical historical values of the reference index, as well as the historical levels of the S&P 500 Index, for the period from January 1, 2001 to July 18, 2006 in the section of this pricing supplement called "Description of Securities--Hypothetical Historical Data on the Reference Index." You cannot predict the future performance of the reference index or the S&P 500 Index based on hypothetical historical performance.

     Although the Supplemental Redemption Amount and the payment due at maturity are calculated as described above, the yield on the securities will also depend significantly on the monthly coupon of the securities, which is variable and may be zero. The coupon is based on the hypothetical monthly income generated by the buy-write strategy represented by the equity component of the reference index. However, the hypothetical monthly income is reflected in the coupon paid to you only to the extent that the reference index is allocated to the equity component. Furthermore, if the equity component is reduced to zero, the securities will not pay any coupon for the remaining term of the securities. You should read the section of this pricing supplement called "Description of Securities--Hypothetical Historical Data on
the Reference Index" and Annex C--"Hypothetical Coupon Calculations on the Securities" in order to understand how the return on the securities is affected by the nature and timing of changes in the allocation of the index components in the reference index.

                                                         A-1
========================================================================================================================

                                                       ANNEX B

                                               HYPOTHETICAL ALLOCATIONS

     The asset allocation of the reference index will fluctuate during the term of the securities based on, among other things, the performance of the equity component and interest rates. If the equity component has declined in value or interest rates decline, some or all of the hypothetical funds may be allocated out of the equity component and into the zero-coupon bond component, in order to preserve the objective of the reference index to be at least equal to 100 on the determination date. Only to the extent that hypothetical funds are allocated to the equity component, will the reference index participate in subsequent increases in value resulting from the "buy-write" strategy represented by the equity component.

     The following are seven hypothetical examples of the effects of reallocation determination events. These hypothetical examples assume that the value of the reference index does not change between the determination of a reallocation determination event and the subsequent reallocation and that purchases and sales of the equity component and zero-coupon bond component are made without taking into account the bid/offer spread.

     Example 1:

     A reallocation determination event requires the entire value of the hypothetical funds to be allocated to the equity component.

Values at test for Reallocation Determination Event:       Values after Reallocation:
--------------------------------------------------------   ----------------------------------------------------
Reference Index Closing Value:  106.25                     Reference Index Closing Value:  106.25
Bond Floor:  85.00                                         Bond Floor:  85.00
Buffer:  20%   (20% = (106.25 - 85.00)/106.25)             Buffer:  20%
Multiple: 5                                                Multiple: 5
Targeted Equity Exposure:  100%                            Targeted Equity Exposure:  100%
Gap Ratio:  26.56%   (26.56% = (106.25 - 85)/80)           Gap Ratio:  20.00%
Target Gap Risk Range:  15% to 25%                         Target Gap Risk Range:  15% to 25%
Current Value of Allocation to Equity Component:           Current Value of Allocation to Equity
80.00                                                      Component:  106.25
Current Value of Allocation to Zero-Coupon Bond            Current Value of Allocation to Zero-Coupon Bond
   Component:  26.25                                          Component:  0.00
Current Value of Allocation to Leverage                    Current Value of Allocation to Leverage
Component:  0.00                                           Component:  0.00

     In the example above, the gap ratio is 25.56%, which is outside the target gap risk range. Consequently, a reallocation determination event has occurred and the calculation agent must determine the targeted equity exposure, which is 100% (buffer times multiple or 20% times 5). To effect the reallocation then required, which is to increase the exposure of the reference index to the equity component, the calculation agent hypothetically sells the zero-coupon bond component and purchases additional equity component, so that the exposure to the equity component will be equal to 100% of the reference index closing value.

                                                         B-1
========================================================================================================================

     Example 2:

     A reallocation determination event requires the use of the leverage component to increase the allocation to the equity component to greater than 100% of the value of the reference index.

Values at test for Reallocation Determination Event:       Values after Reallocation:
--------------------------------------------------------   ----------------------------------------------------
Reference Index Closing Value:  109.00                     Reference Index Closing Value:  109.00
Bond Floor:  85.00                                         Bond Floor:  85.00
Buffer:  22.02%   (22.02% = (109.00 -                      Buffer:  22.02%
85.00)/109.00)
Multiple:  5                                               Multiple:  5
Targeted Equity Exposure:  110.09%                         Targeted Equity Exposure:  110.09%
Gap Ratio:  26.67%   (26.67% = (109.00 - 85.00)/90.00)     Gap Ratio:  20.00%
Target Gap Risk Range:  15% to 25%                         Target Gap Risk Range:  15% to 25%
Current Value of Allocation to Equity Component:           Current Value of Allocation to Equity Component:
90.00                                                      120.00
Current Value of Allocation to Zero-Coupon Bond            Current Value of Allocation to Zero-Coupon Bond
   Component:  19.00                                          Component:  0.00
Current Value of Allocation to Leverage                    Current Value of Allocation to Leverage
Component:  0.00                                           Component:  11.00

    In the example above, the gap ratio is 26.67%, which is outside the target gap risk range.
Consequently, a reallocation determination event has occurred, and the calculation agent must determine the targeted equity exposure, which is 110.09% (buffer times multiple or 22.02% times 5).  To effect the reallocation then required, which is to increase the exposure of the reference index to the equity component, the calculation agent hypothetically sells the zero-coupon bond component and uses the leverage component to purchase additional equity component, so that the exposure to the equity component will be equal to 110.09% of the reference index closing value.

    Example 3:

    A reallocation determination event requires the use of the leverage component to increase the allocation to the equity component to 150% of the value of the hypothetical funds.

Values at test for Reallocation Determination Event:       Values after Reallocation:
--------------------------------------------------------   ----------------------------------------------------
Reference Index Closing Value:  125.00                     Reference Index Closing Value:  125.00
Bond Floor:  85.00                                         Bond Floor:  85.00
Buffer:  32.00%   (32.00% = (125.00 -                      Buffer:  32.00%
85.00)/125.00)
Multiple:  5                                               Multiple:  5
Targeted Equity Exposure:  150%                            Targeted Equity Exposure:  150%
Gap Ratio:  44.44%   (44.44% = 125.00 -                    Gap Ratio:  21.33%
85.00)/90.00)
Target Gap Risk Range:  15% to 25%                         Target Gap Risk Range:  15% to 25%
Current Value of Allocation to Equity Component:           Current Value of Allocation to Equity Component:
90.00                                                      187.50
Current Value of Allocation to Zero-Coupon Bond            Current Value of Allocation to Zero-Coupon Bond
   Component:  35.00                                          Component:  0.00
Current Value of Allocation to Leverage                    Current Value of Allocation to Leverage
Component:  00.00                                          Component:  62.50

     In the example above, the gap ratio is 44.44%, which is outside the target gap risk range. Consequently, a reallocation determination event has occurred and the calculation agent must determine the targeted equity exposure, which is 150% (buffer times multiple or 32% times 5, subject to a maximum of 150%). To effect the reallocation then required, which is to increase the exposure of the reference index to the equity component, the calculation agent hypothetically sells the zero-coupon bond component and uses the leverage component to purchase additional equity component, so that the exposure to the equity component will be equal to 150% of the reference index closing value.

                                                         B-2
========================================================================================================================

     Example 4:

     A reallocation determination event requires the allocation to the equity component to be reduced and the reduction of the leverage component to zero before increasing the allocation to the zero-coupon bond component.

Values at test for Reallocation Determination Event:       Values after Reallocation:
--------------------------------------------------------   ----------------------------------------------------
Reference Index Closing Value:  101.00                     Reference Index Closing Value:  101.00
Bond Floor:  85.00                                         Bond Floor:  85.00
Buffer:  15.84%   (15.84% = (101.00 - 85.00)/101.00)       Buffer:  15.84%
Multiple:  5                                               Multiple:  5
Targeted Equity Exposure:  approximately 79.21%            Targeted Equity Exposure:  approximately 79.21%
Gap Ratio:  14.68%   (14.68% = (101.00 -                   Gap Ratio:  20.00%
85.00)/109.00)
Target Gap Risk Range:  15% to 25%                         Target Gap Risk Range:  15% to 25%
Current Value of Allocation to Equity Component:           Current Value of Allocation to Equity
109.00                                                     Component:  80.00
Current Value of Allocation to Zero-Coupon Bond            Current Value of Allocation to Zero-Coupon Bond
   Component:  0.00                                           Component:  21.00
Current Value of Allocation to Leverage Component:         Current Value of Allocation to Leverage
8.00                                                       Component:  0.00

     In the example above, the gap ratio is 14.68%, which is outside the target gap risk range. Consequently, a reallocation determination event has occurred and the calculation agent must determine the targeted equity exposure, which is 79.21% (buffer times multiple or 15.84% times 5). To effect the reallocation then required, which is to decrease the exposure to the reference index to the equity component, the calculation agent hypothetically sells a portion of the equity component, using the hypothetical funds received to first reduce the leverage component to zero and then to purchase an amount of the zero-coupon bond component until the exposure to the equity component decreases to 79.21% of the reference index closing value.

    Example 5:

    A reallocation determination event requires the allocation to the equity component to be reduced and the allocation to the zero-coupon bond component to be increased.

Values at test for Reallocation Determination Event:       Values after Reallocation:
--------------------------------------------------------   ----------------------------------------------------
Reference Index Closing Value:  101.00                    Reference Index Closing Value:  101.00
Bond Floor:  87.00                                        Bond Floor:  87.00
Buffer:   13.86%   (13.86% = (101.00 -                    Buffer:    13.86%
87.00)/101.00)
Multiple:  5                                              Multiple:  5
Targeted Equity Exposure:   69.31%                        Targeted Equity Exposure:    69.31%
Gap Ratio:  14.74%   (14.74% = (101.00 -                  Gap Ratio:  20.00%
87.00)/95.00)
Target Gap Risk Range:  15% to 25%                        Target Gap Risk Range:  15% to 25%
Current Value of Allocation to Equity Component:          Current Value of Allocation to Equity
95.00                                                     Component:  70.00
Current Value of Allocation to Zero-Coupon Bond           Current Value of Allocation to Zero-Coupon Bond
   Component:  6.00                                          Component:  31.00
Current Value of Allocation to Leverage                   Current Value of Allocation to Leverage
Component:  0.00                                          Component:  0.00

     In the example above, the gap ratio is 14.74%, which is outside the target gap risk range. Consequently, a reallocation determination event has occurred and the calculation agent must determine the targeted equity exposure, which is 69.31% (buffer times multiple or 13.86% times 5). To effect the reallocation then required, which is to decrease the exposure to the reference index to the equity component, the calculation agent hypothetically sells a portion of the equity component and purchases additional zero-coupon bond component until the exposure to the equity component decreases to 69.31% of the reference index closing value.

                                                         B-3
========================================================================================================================

     Example 6:

     A defeasance event occurs (because the buffer falls below 1%), requiring the allocation to the equity component to be reduced to zero. The resulting amount of hypothetical funds from the hypothetical sale of the equity component added to the value of the zero-coupon bond component is greater than the bond floor.

Values at test for Reallocation Determination Event:       Values after Reallocation:
--------------------------------------------------------   ----------------------------------------------------
Reference Index Closing Value:  87.00                      Reference Index Closing Value:  87.00
Bond Floor:  86.50                                         Bond Floor:  86.50
Buffer:  0.57%   (0.57% = (87.00 - 86.50)/87.00)           Buffer:  N/A Defeasance
Multiple:  5                                               Multiple:  5
Targeted Equity Exposure:  2.87%                           Targeted Equity Exposure:  0.00%
Gap Ratio:  16.67%   (16.67% = (87.00 -                    Gap Ratio:  N/A Defeasance
86.50)/3.00)
Target Gap Risk Range:  15% to 25%                         Target Gap Risk Range:  N/A Defeasance
Current Value of Allocation to Equity Component:           Current Value of Allocation to Equity
3.00                                                       Component:  0.00
Current Value of Allocation to Zero-Coupon Bond            Current Value of Allocation to Zero-Coupon Bond
   Component:  84.00                                          Component:  87.00
Current Value of Allocation to Leverage                    Current Value of Allocation to Leverage
Component:  0.00                                           Component:  0.00

     In the example above, the reference index closing value is 87.00 and the bond floor is 86.50, thereby decreasing the buffer to below 1% and causing a defeasance event. As a result, the calculation agent hypothetically sells all of the remaining equity component and purchases an additional amount of the zero-coupon bond component with the hypothetical proceeds of such sale. No hypothetical funds will be allocated to the equity component for the remaining term of the securities.

     Example 7:

     A defeasance event occurs, requiring the allocation to the equity component to be reduced to zero. The resulting amount of hypothetical funds from the hypothetical sale of the equity component added to the value of the zero-coupon bond component is less than the bond floor.

Values at test for Reallocation Determination Event:       Values after Reallocation:
--------------------------------------------------------   ----------------------------------------------------
Reference Index Closing Value:  86.00                      Reference Index Closing Value:  86.00
Bond Floor:  86.50                                         Bond Floor:  86.50
Buffer:  -0.58%   (-0.58% = (86.00 - 86.50/86.00)          Buffer:  N/A Defeasance
Multiple:  5                                               Multiple:  5
Targeted Equity Exposure:  -2.91%                          Targeted Equity Exposure:  0.00%
Gap Ratio:  -16.67%   (-16.67% = (86.00 -                  Gap Ratio:  N/A Defeasance
86.50)/3.00)
Target Gap Risk Range:  15% to 25%                         Target Gap Risk Range:  N/A Defeasance
Current Value of Allocation to Equity Component:           Current Value of Allocation to Equity
3.00                                                       Component:  0.00
Current Value of Allocation to Zero-Coupon Bond            Current Value of Allocation to Zero-Coupon Bond
   Component:  83.00                                          Component:  86.00
Current Value of Allocation to Leverage                    Current Value of Allocation to Leverage
Component:  0.00                                           Component:  0.00

     In the example above, the reference index closing value is 86.00 and the bond floor is 86.50, thereby decreasing the buffer to below 1% causing a defeasance event. As a result, the calculation agent hypothetically sells all of the remaining equity component and purchases an additional amount of the zero-coupon bond component with the hypothetical proceeds of such sale. No hypothetical funds will be allocated to the equity component for the remaining term of the securities.

                                                         B-4
========================================================================================================================

                                                   ANNEX C

                          HYPOTHETICAL COUPON PAYMENT CALCULATIONS ON THE SECURITIES

    The monthly coupon on each Security will vary and may be zero.  The amount of the coupon payments, if any, will be determined in each Monthly Income Determination Date and equal (A) the product of (i) the hypothetical monthly income calculated for such Monthly Coupon Payment Period divided by Equity Component
Closing Value; (ii) the allocation to the Equity Component times the Reference Index Closing Value divided by (B) 10.  The determination of the Monthly Coupon Payment may be represented by the following formula:

                      Hypothetical Monthly Income
                    ------------------------------  *  allocation to Equity Component  *  Reference Index Closing Value
                    Equity Component Closing Value
Coupon Payment  =   ---------------------------------------------------------------------------------------------------
                                                                   10

     The Hypothetical Monthly Income calculated for each Monthly Coupon Payment Period will be related to the Equity
Component. The Hypothetical Monthly Income on any Monthly Income Determination Date will be determined by the
Calculation Agent and will equal to the sum of (i) the value of any cash dividends or distributions with respect to the stocks underlying the S&P 500 Index, the ex-dividend dates for which fall within the relevant Monthly Coupon
Payment Period, plus (ii) the Targeted Monthly Premium, minus (iii) the Premium Adjustment, if any, minus (iv) the reductions from the Equity Component effected by the application of the Equity Component Adjustment Factor on each day during that Monthly Coupon Payment Period. In the hypothetical examples below, we will provide the figures for the Hypothetical Monthly Income.

     The six examples of hypothetical Coupon Payments set forth below are based on the following assumptions:

o    Issue Price: $10.00

o    Targeted Annual Target Yield: 10%

o    Hypothetical monthly income will be reinvested rather than paid as monthly coupon if the value of the Reference
     Index (excluding the hypothetical monthly income) is less than or equal to 105% of the Bond Floor on the Monthly
     Income Determination Date.

o    Allocation of the Reference Index to the Equity Component will be reduced to zero and remain zero for the remaining term of the securities if the value of the Reference Index is less than 101% of the Bond Floor.

o    Values of the Reference Index and the Equity Component have been reduced by adjustment factors and the Daily
     Leverage Charge, if any.

     The following examples are for purposes of illustration only and would provide different results if different assumptions were applied. These examples are not intended to illustrate a complete range of possible coupon payments.

     Example 1: At the end of the Monthly Coupon Payment Period, the value of the Reference Index is 103 the value of the Equity Component is 101 and the value of the Bond Floor is 85. The Hypothetical Monthly Income is $0.55. The
allocation of the Reference Index to the Equity Component is 90%.

                              $.55
                           -----------   x    90%   x   103
                               101
                        --------------------------------------   =    $.0505
                                          10

     The monthly Coupon Payment per Security is $0.0505 or approximately 6.06% per annum on the par value of each
Security.

     Since the value of the Reference Index is greater than 105% of the Bond Floor, the Hypothetical Monthly Income will not be reinvested.

========================================================================================================================

     Example 2: At the end of the Monthly Coupon Payment Period, the value of the Reference Index is 97, the value of the Equity Component is 98 and the value of the Bond Floor is 85. The Hypothetical Monthly Income is $0.60. The
allocation of the Reference Index to the Equity Component is 51%.

                              $.60
                           -----------   x    51%   x   97
                                98
                        --------------------------------------   =    $.0303
                                          10

     The monthly Coupon Payment per Security is $0.0303 or approximately 3.63% per annum on the par value of each
Security.

     Since the value of the Reference Index is greater than 105% of the Bond Floor, the Hypothetical Monthly Income will not be reinvested.

     Example 3: At the end of the Monthly Coupon Payment Period, the value of the Reference Index is 106, the value of the Equity Component is 102 and the value of the Bond Floor is 80 The Hypothetical Monthly Income is $0.70. The
allocation of the Reference Index to the Equity Component is 112%.

                              $.70
                           -----------   x   112%   x   106
                               102
                        --------------------------------------   =    $.0815
                                          10

     The monthly Coupon Payment per Security is $0.0815 or approximately 9.78% per annum on the par value of each
Security.

     Since the value of the Reference Index is greater than 105% of the Bond Floor, the Hypothetical Monthly Income will not be reinvested.

     Example 4: At the end of the Monthly Coupon Payment Period, the value of the Reference Index is 103, the value of the Equity Component is 101 and the value of the Bond Floor is 83. The Hypothetical Monthly Income is $0.81. The
allocation of the Reference Index to the Equity Component is 88%.

                              $.81
                           -----------   x    88%   x   88
                               101
                        --------------------------------------   =    $.0727
                                          10

     The monthly Coupon Payment per Security is $0.0727 or approximately 8.72% per annum on the par value of each
Security.

     Since the value of the Reference Index is greater than 105% of the Bond Floor, the Hypothetical Monthly Income will not be reinvested.

     Example 5: At the end of the Monthly Coupon Payment Period, the value of the Reference Index is 93, the value of the Equity Component is 88 and the value of the Bond Floor is 89. The Hypothetical Monthly Income is $0.85. The
allocation of the Reference Index to the Equity Component is 51%.

                              $.85
                           -----------   x    51%   x   93
                                88
                        --------------------------------------   =    $.0458
                                          10

     The calculated Monthly Coupon would be $.0458 per Security. However, because the value of the Reference Index is less than 105% of the Bond Floor ((93 - 89)/89 = 4.49%), the Hypothetical Monthly Income will be reinvested, and no monthly Coupon Payment will be made.

     The monthly Coupon Payment per Security is, therefore, $0.00 or 0% per annum on the par value of each Security.

========================================================================================================================

     Example 6: At the close of business on any index business day, the value of the Reference Index is 95, the value of the Equity Component is 93 and the value of the Bond Floor is 94.50. The allocation of the Reference Index to the
Equity Component is reduced to 0.00% at the close of business on the following index business day. At the end of the
Monthly Coupon Payment Period, the Hypothetical Monthly Income is $0.85.

     However, since the Buffer was less than 1%, a Defeasance Event occurred and the allocation of the Reference
Index to the Equity Component was reduced to zero and will remain zero for the remaining term of the securities.
Consequently, the monthly coupon payment per Security is $0.00 or 0% per annum on the par value of each Security.
Furthermore, no Coupon Payments will be made for the remaining term of the securities, and the securities will not participate in any subsequent increase in the value of the S&P 500 Index.